                                                                    EXHIBIT 99.8

================================================================================

                               SERVICING AGREEMENT

                                 BY AND BETWEEN

                             WASHINGTON MUTUAL BANK
                                   (SERVICER)

                                       AND

                       MERRILL LYNCH MORTGAGE LENDING INC.
                                     (OWNER)

                          DATED AS OF NOVEMBER 1, 2005

                      RESIDENTIAL FIRST LIEN MORTGAGE LOANS
                     SCHEDULE/SCHEDULE FLOW DELIVERY PROGRAM

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1. DEFINITIONS...................................................     1

ARTICLE 2. ADMINISTRATION AND SERVICING OF MORTGAGE LOANS................     9
   Section 2.1.  Identification of Mortgage Loans; Servicer to Act as
                 Servicer................................................     9
   Section 2.2.  Liquidation of Mortgage Loans...........................    11
   Section 2.3.  Collection of Mortgage Loan Payments....................    12
   Section 2.4.  Establishment of Account; Deposits in Account...........    12
   Section 2.5.  Permitted Withdrawals from the Account..................    14
   Section 2.6.  Establishment of Escrow Account; Deposits in Escrow
                 Account; Escrow Analysis................................    14
   Section 2.7.  Permitted Withdrawals from the Escrow Account...........    15
   Section 2.8.  Payment of Taxes, Insurance and Other Charges...........    15
   Section 2.9.  Transfer of Accounts....................................    16
   Section 2.10. Maintenance of Hazard Insurance.........................    16
   Section 2.11. Fidelity Bond; Errors and Omissions Insurance...........    17
   Section 2.12. Title, Management and Disposition of Real Estate Owned..    18
   Section 2.13. Application of Proceeds of Insurance to Repair or
                 Restoration.............................................    20
   Section 2.14. Inspections.............................................    20
   Section 2.15. Maintenance of Primary Mortgage Insurance Policies and
                 LPMI Policies; Collections Thereunder...................    20
   Section 2.16. Monthly Advances by the Servicer........................    21
   Section 2.17. Compliance With REMIC Provisions........................    22
   Section 2.18. Owner to Cooperate; Release of Collateral Files.........    22

ARTICLE 3. PAYMENTS TO THE OWNER.........................................    22
   Section 3.1.  Distributions...........................................    22
   Section 3.2.  Reports.................................................    23
   Section 3.3.  Delinquency and Foreclosure Statements..................    25

ARTICLE 4. GENERAL SERVICING PROCEDURE; COVENANTS; REPRESENTATIONS
           AND WARRANTIES................................................    25
   Section 4.1.  Assumption Agreements...................................    25
   Section 4.2.  Satisfaction of Mortgages and Release of Collateral
                 Files...................................................    26
   Section 4.3.  Servicing Compensation..................................    27
   Section 4.4.  Statements as to Compliance.............................    27
   Section 4.5.  Annual Independent Public Accountants' Servicing
                 Report..................................................    28
   Section 4.6.  Owner's Right to Examine Servicer Records, etc..........    28
   Section 4.7.  Cooperation.............................................    29
   Section 4.8.  Consents and Approvals..................................    29


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

ARTICLE 5. THE SERVICER..................................................    29
   Section 5.1.  Indemnification; Third Party Claims.....................    29
   Section 5.2.  Servicer Covenants; Merger or Consolidation of the
                 Servicer................................................    30
   Section 5.3.  Limitation on Liability of the Servicer and Others......    31
   Section 5.4.  Servicer Not to Resign..................................    31
   Section 5.5.  Transfer of Servicing...................................    31
   Section 5.6.  Transfer of Mortgage Loans..............................    32
   Section 5.7.  Representations and Warranties of the Servicer..........    32

ARTICLE 6. DEFAULT.......................................................    33
   Section 6.1.  Events of Default.......................................    33
   Section 6.2.  Waiver of Defaults......................................    35
   Section 6.3.  Survival of Certain Obligations and Liabilities of the
                 Defaulted Servicer......................................    35

ARTICLE 7. TERMINATION...................................................    35
   Section 7.1.  Termination of Agreement................................    35
   Section 7.2.  Termination of the Servicer Upon Unremedied Event of
                 Default.................................................    35

ARTICLE 8. WHOLE LOAN TRANSFERS AND PASS-THROUGH TRANSFERS...............    36
   Section 8.1.  Whole-Loan Transfers or Pass-Through Transfers..........    36
   Section 8.2.  Designation of a Master Servicer........................    38
   Section 8.3.  Servicer's Purchase Right...............................    39

ARTICLE 9. MISCELLANEOUS PROVISIONS......................................    40
   Section 9.1.  Successor to the Servicer...............................    40
   Section 9.2.  Amendment...............................................    40
   Section 9.3.  Recordation of Agreement; Perfection of Security
                 Interest; Further Assurances............................    41
   Section 9.4.  Duration of Agreement...................................    41
   Section 9.5.  Governing Law...........................................    41
   Section 9.6.  General Interpretive Principles.........................    41
   Section 9.7.  Reproduction of Documents...............................    42
   Section 9.8.  Notices.................................................    42
   Section 9.9.  Severability of Provisions..............................    43
   Section 9.10. Exhibits and Schedules..................................    43
   Section 9.11. Counterparts; Successors and Assigns....................    43
   Section 9.12. Effect of Headings......................................    43
   Section 9.13. Other Agreements Superseded; Entire Agreement...........    43
   Section 9.14. Attorneys' Fees.........................................    44
   Section 9.15. Confidential Information................................    44
   Section 9.16. Nonsolicitation.........................................    44

                           DESCRIPTION OF ATTACHMENTS

Exhibit A    FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT
Exhibit B    ACCOUNT LETTER AGREEMENT
Exhibit C    ESCROW ACCOUNT LETTER AGREEMENT
Exhibit D    FORM OF OFFICER'S CERTIFICATE
Exhibit E    CONTENTS OF CREDIT FILE
Exhibit F    FORM OF CONFIRMATION AGREEMENT
Schedule 1   MORTGAGE LOAN SCHEDULE

                               SERVICING AGREEMENT

     This SERVICING AGREEMENT (this "Agreement") dated as of November 1, 2005, is between Washington Mutual Bank (formerly known as Washington Mutual Bank,
FA), a savings bank organized under the laws of the United States, in its capacity as servicer (the "Servicer"), and Merrill Lynch Mortgage Lending Inc., a Delaware corporation, and its successors and assigns, in its capacity as owner (the "Owner").

                              PRELIMINARY STATEMENT

     WHEREAS, the Owner owns certain residential, first lien mortgage loans;

     WHEREAS, the Servicer holds the servicing rights related to the Mortgage Loans and has agreed to service such Mortgage Loans for the Owner;

     WHEREAS, the Servicer and the Owner desire to prescribe the terms and conditions regarding the management, servicing, and control of the Mortgage Loans; and

     WHEREAS, the Servicer and the Owner intend that, with respect to each Mortgage Loan serviced hereunder, the terms and conditions of this Agreement replace and supercede, as of the related Closing Date (as defined herein), all of the terms and conditions of any other servicing agreement to which the Servicer is bound that purports to govern the servicing of such Mortgage Loan;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Servicer and the Owner agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

     Capitalized terms used in this Agreement shall have the following meanings, unless the context otherwise requires:

     Acceptable Servicing Procedures: The procedures, including prudent collection and loan administration procedures, and the standard of care employed by prudent mortgage servicers that service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located. Such standard of care shall not be lower than that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all applicable federal, state and local laws, ordinances, rules and regulations and the terms of the Mortgage and Mortgage Note.

     Account: The account or accounts created and maintained pursuant to Section
2.4 of this Agreement.


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

     Agreement: This Servicing Agreement, including all exhibits and schedules hereto, and all amendments hereof and supplements hereto.

     Applicable Requirements: With respect to each Mortgage Loan, (i) the terms of the related Mortgage and Mortgage Note, (ii) the federal, state and local laws, statutes, rules, regulations, ordinances, standards, requirements, administrative rulings, orders and processes pertaining to such Mortgage Loan, including but not limited to those pertaining to the processing, origination and servicing of the Mortgage Loan, (iii) the requirements of the Owner as set forth in this Agreement and (iv) Acceptable Servicing Procedures.

     ARM Loan: A Mortgage Loan as to which the related Mortgage Note provides that the Mortgage Interest Rate may be adjusted periodically.

     BIF: The Bank Insurance Fund.

     Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions are authorized or obligated by law or executive order to be closed in the State of New York, the State of Washington or any state in which the Servicer operates.

     Certification Cure Deadline: The date occurring ten (10) days after the date on which written notice of the Servicer's failure to duly perform its obligations under Sections 4.4 and 4.5 shall have been given to the Servicer by the Owner, or if the related Mortgage Loans are subject to securitization and the registrant (or its agent) has obtained an extension to the Securities and Exchange Commission filing deadline for the related 10-K, the date occurring five (5) days prior to the extended filing deadline.

     Closing Date: With respect to each Mortgage Loan in a Pool of Mortgage Loans, the date on which such Mortgage Loan becomes subject to this Agreement, as specified in the related Confirmation Agreement.

     Code: The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

     Collateral Documents: With respect to any Mortgage Loan, the mortgage loan documents pertaining to such Mortgage Loan delivered to and held by the Custodian from time to time in connection with the purchase and sale of such Mortgage Loan.

     Collateral File: With respect to any Mortgage Loan, a file pertaining to such Mortgage Loan that contains each of the related Collateral Documents.

     Compensating Interest Cap: An amount equal to 1/12 of the sum of:

          (i) the aggregate Unpaid Principal Balance of all (A) fixed rate Mortgage Loans and (B) Hybrid ARM Loans that bear interest at the initial fixed rate (other than 3/1 Hybrid ARM Loans), multiplied by 0.25%, and

          (ii) the aggregate Unpaid Principal Balance of all (A) ARM Loans, (B) Hybrid ARM Loans that bear interest at an adjustable rate and (C) 3/1 Hybrid ARM Loans, multiplied by 0.375%.

     Condemnation Proceeds: All awards or settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

     Confirmation Agreement: An agreement substantially in the form of EXHIBIT F attached hereto, executed by the Owner and the Servicer, which agreement shall confirm the addition of a Pool of Mortgage Loans subject to the terms and conditions of this Agreement.

     Credit File: With respect to any Mortgage Loan, a file pertaining to such Mortgage Loan which may contain the mortgage loan documents described on EXHIBIT E attached hereto, which file shall be retained by the Servicer and may be maintained on microfilm or any other comparable medium.

     Custodian: With respect to any Mortgage Loan, Wells Fargo Bank N.A., any successor custodian, or any other custodian designated by the Owner from time to time.

     Cut-off Date: With respect to any Mortgage Loan, the first day of the month in which the related Closing Date occurs, except as otherwise specified in the related Confirmation Agreement.

     Cut-off Date Principal Balance: As to each Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the close of business on the related Cut-off Date, after deduction and application of all payments of principal due on or before such Cut-off Date, whether or not received.

     Defaulted Servicer: As defined in Section 6.1.

     Determination Date: The thirteenth (13th) day of each month (or if such day is not a Business Day, the next Business Day), commencing in the month following the end of the calendar month in which the related Closing Date occurs. A Determination Date is related to a Monthly Remittance Date if such Determination Date and such Monthly Remittance Date occur in the same calendar month.

     Disclosure Document: As defined in Section 8.1(d).

     Due Date: With respect to any Mortgage Loan, the day of the month on which Monthly Payments on such Mortgage Loan are due, exclusive of any days of grace, which day shall be the first day of the month unless otherwise specified on the related Mortgage Loan Schedule.

     Due Period: With respect to any Mortgage Loan, the period beginning on the first day of any month and ending on the last day of such month.

     Eligible Account: An account or accounts maintained with a Qualified Depository.

     Escrow Account: The separate account or accounts created and maintained pursuant to Section 2.6.

     Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, Primary Mortgage Insurance Policy premiums, if any, fire and hazard insurance premiums, condominium charges and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

     Event of Default: Any one of the conditions or circumstances enumerated in
Section 6.1.

     Fannie Mae: Fannie Mae (formerly known as the Federal National Mortgage Association) and any successor thereto.

     Fannie Mae Selling Guide: The Fannie Mae Selling Guide as in effect from time to time, subject to such waivers, variances and modifications as have been and may be agreed to between Fannie Mae and the applicable Seller or Sellers.

     Fannie Mae Servicing Guide: The Fannie Mae Servicing Guide as in effect from time to time, subject to such waivers, variances and modifications as have been and may be agreed to between Fannie Mae and the Servicer and/or any of the Sellers.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     Fidelity Bond: A fidelity bond to be obtained by the Servicer pursuant to
Section 2.11.

     Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property, a determination made by the Servicer that all related Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Servicer, in its good faith judgment, expects to be finally recoverable have been so recovered. The Servicer shall maintain records, prepared by a servicing officer of the Servicer, of each Final Recovery Determination.

     Freddie Mac: Freddie Mac (formerly known as The Federal Home Loan Mortgage Corporation) and any successor thereto.

     Freddie Mac Guide: The Freddie Mac Single-Family Seller/Servicer Guide as in effect from time to time, subject to such waivers, variances and modifications as have been and may be agreed to between Freddie Mac and the applicable Seller or Sellers.

     GAAP: Generally Accepted Accounting Principles, as promulgated by the Financial Accounting Standards Board from time to time.

     Gross Margin: With respect to any ARM Loan, the fixed percentage amount set forth in the related Mortgage Note and described in the related Mortgage Loan Schedule, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

     Indemnitee: As defined in Section 4.4(c).

     Index: With respect to any ARM Loan, the index set forth in each adjustable rate Mortgage Note, which index is added to the Gross Margin to determine the Mortgage Interest Rate on each Interest Rate Adjustment Date.

     Insurance Proceeds: Proceeds of any Primary Mortgage Insurance Policy, title policy, hazard insurance policy or any other insurance policy covering a Mortgage Loan or the related Mortgaged Property, including any amounts required to be deposited in the Account pursuant to Section 2.10, to the extent such proceeds are not to be applied to the restoration of the Mortgaged Property or released to the Mortgagor in accordance with Applicable Requirements.

     Interest Rate Adjustment Date: With respect to any ARM Loan, the date specified in the related Mortgage Note as the date on which the Mortgage Interest Rate for the related Mortgage Loan is subject to adjustment.

     Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments, or as Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds or otherwise, which amounts represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

     Liquidation Proceeds: Cash received in connection with (i) the liquidation of a defaulted Mortgage Loan (whether through the sale or assignment of the Mortgage Loan, trustee's sale, foreclosure sale or otherwise) or (ii) the sale of the Mortgaged Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage.

     LPMI Policy: A policy of mortgage guaranty insurance issued by an insurer which meets the requirements of Fannie Mae and Freddie Mac in which the owner or servicer of the Mortgage Loan is responsible for the premiums associated with such mortgage insurance policy.

     Management Assertion: As defined in Section 4.5.

     Master Servicer: As defined in Section 8.2(a).

     Maturity Date: With respect to each Mortgage Loan, the maturity date of the related Mortgage Note, as specified therein.

     MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, and any successor thereto.

     MERS Loan: Any Mortgage Loan registered on the MERS(R) System and for which MERS is listed as the record mortgagee or beneficiary on the related Mortgage or assignment thereof.

     MERS(R) System: The system of electronically recording transfers of mortgage loans maintained by MERS.

     Monthly Advance: The aggregate of the advances made by the Servicer on any Monthly Remittance Date pursuant to Section 2.16(a).

     Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note.

     Monthly Remittance Date: The eighteenth (18th) day of each month (or if such day is not a Business Day, the next Business Day) commencing in the month following the end of the calendar month in which the related Closing Date occurs. A Determination Date is related to a Monthly Remittance Date if such Determination Date and such Monthly Remittance Date occur in the same calendar month.

     Moody's: Moody's Investors Service, Inc. or any successor thereto.

     Mortgage: The mortgage, deed of trust, or other instrument creating a first lien on or first priority ownership interest in real property, including any riders, addenda, assumption agreements, or modifications relating thereto.

     Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan.

     Mortgage Loan: An individual mortgage loan subject to this Agreement, each as identified on the related Mortgage Loan Schedule.

     Mortgage Loan Schedule: With respect to the Mortgage Loans, the schedule or schedules of Mortgage Loans attached hereto as SCHEDULE I, or to any Confirmation Agreement.

     Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage, including any riders or addenda thereto.

     Mortgaged Property: The property securing a Mortgage Note pursuant to the related Mortgage.

     Mortgagor: The obligor(s) on a Mortgage Note.

     Net Rate: With respect to each Mortgage Loan, the annual rate at which interest thereon shall be remitted to the Owner (in each case computed on the basis of a 360-day year consisting of twelve 30-day months), which annual rate shall be equal to the Mortgage Interest Rate less the Servicing Fee Rate.

     Nonrecoverable Advance: Any portion of any Servicing Advance or Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer hereunder that the Servicer determines in its good faith judgment will not be ultimately recoverable from Late Collections.

     Officer's Certificate: A certificate signed by a Vice President or other authorized officer and delivered to the Owner as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Owner.

     OTS: The Office of Thrift Supervision, or any successor thereto.

     Owner: Merrill Lynch Mortgage Lending Inc., a Delaware corporation, and any successor owner of any of the - Mortgage Loans.

     Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Owner to a trust to be formed as part of a publicly issued or privately placed mortgage backed securities transaction.

     Permitted Investments: Any one or more of the following obligations or securities:

          (i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) repurchase obligations with respect to any security described in clause (i) above, provided that the unsecured long-term obligations of the party agreeing to repurchase such obligations are at the time rated by S&P or Moody's in one of its two highest rating categories;

          (iii) federal funds, certificates of deposit, time deposits, and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that the long-term debt obligations of such bank or trust company (or, in the case of the principal bank in a bank holding company system, the long-term debt obligations of the bank holding company) at the date of acquisition thereof have been rated by S&P or Moody's in one of its two highest rating categories; and

          (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof that on the date of acquisition has been rated by S&P or Moody's in its highest short-term rating category.

     Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Pool of Mortgage Loans: A pool of Mortgage Loans made subject to this Agreement pursuant to a Confirmation Agreement.

     Pool Policy Fee: The fee charged to the Mortgage Loan that is covered by a LPMI Policy and which fee is used to pay the premium on the related LPMI Policy.

     Portfolio Loans: As defined in Section 8.3.

     Prepayment Charge: With respect to any Mortgage Loan, the prepayment premium or charge, if any, required under the terms of the related Mortgage Note to be paid in connection with a Principal Prepayment in Full or a Principal Prepayment in Part, to the extent permitted by applicable law.

     Primary Mortgage Insurance Policy: With respect to each Mortgage Loan, the policy of primary mortgage insurance (including all endorsements thereto) issued with respect to such Mortgage Loan, if any, or any replacement policy.

     Prime: As of any date of determination, the annual interest rate, adjusted daily, published from time to time in The Wall Street Journal (Western Edition) as the "PRIME RATE" in the "MONEY RATES" section. In the event that more than one such rate is specified, "Prime" shall mean the greatest of such rates.

     Principal Prepayment: Any payment or other recovery of principal in full ( a "Principal Prepayment in Full") or in part (a "Principal Prepayment in Part") of the then-outstanding principal on a Mortgage Loan (other than Condemnation Proceeds, Insurance Proceeds, and Liquidation Proceeds) that is received in advance of its scheduled Due Date and not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. The term "Principal Prepayment" shall not refer to any related Prepayment Charge.

     Qualified Depository: Any of the following: (i) a depository, the long-term unsecured debt obligations of which are rated by Moody's or S&P (or a comparable rating agency) in one of its two highest rating categories, (ii) the corporate trust department of a national bank, (iii) a depository that fully insures the Account and the Escrow Account with insurance provided by the FDIC, or (iv) the Servicer, unless and until the Servicer's ratings for short-term unsecured debt obligations are less than A-2 by S&P or A- by Moody's.

     Reconstituted Servicing Agreement: As defined in Section 8.2(a).

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Section 860G of Subchapter M of Chapter 1 of the Code and related provisions, and regulations promulgated thereunder, as in effect from time to time.

     REO Management Fee: With respect to each REO Property, an amount equal to the lesser of (i) $1,000 and (ii) 1.5% of the net cash proceeds of the sale of such REO Property.

     REO Property: A Mortgaged Property acquired in foreclosure or by deed in lieu of foreclosure, as described in Section 2.12.

     SAIF: The Savings Association Insurance Fund.

     S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

     Servicer: Washington Mutual Bank, a savings bank organized under the laws of the United States, or its permitted successor in interest, or any successor to the Servicer under this Agreement appointed as herein provided.

     Servicer's Information: As defined in Section 8.1(d).

     Servicing Advances: All customary, reasonable, and necessary "out of pocket" costs and expenses, including reasonable attorneys' fees and disbursements, incurred by the Servicer in the performance of its servicing obligations hereunder, including, without limitation, costs related to (i) the preservation, restoration, and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage and (iv) Servicer's compliance with the obligations set forth in Sections 2.2, 2.3, 2.8, 2.10, 2.12 and 2.15 of this Agreement.

     Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee payable to the Servicer pursuant to Section 4.3 as compensation for servicing and administering such Mortgage Loan. Such fee shall, for a period of one full month, be equal to one-twelfth of the product of (i) the related Servicing Fee Rate, multiplied by (ii) the outstanding Unpaid Principal Balance of such Mortgage Loan. Such fee shall be payable monthly and shall be computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed.

     Servicing Fee Rate: With respect to each Mortgage Loan, the annual rate at which the Servicing Fee shall be calculated, which annual rate is set forth in the related Confirmation Agreement. In the event that the Index and Gross Margin of an ARM Loan are adjusted pursuant to the terms of the related Mortgage Note, the Servicing Fee Rate for such ARM Loan shall be the annual rate of the Servicing Fee in effect immediately prior to such adjustment.

     Unpaid Principal Balance: With respect to each Mortgage Loan, as of any date of determination, (i) the Cut-off Date Principal Balance, minus (ii) the principal portion of all payments made by or on behalf of the Mortgagor after the related Cut-off Date and received by the Owner.

     USAP: As defined in Section 4.5.

     Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Owner to a third party, - which sale or transfer is not a Pass-Through Transfer.

                                   ARTICLE 2.

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     SECTION 2.1. IDENTIFICATION OF MORTGAGE LOANS; SERVICER TO ACT AS SERVICER

          (a) As of the related Closing Date, the Servicer, as independent contract servicer, shall commence servicing and administering the Mortgage Loans purchased by the Owner on such Closing Date. Such servicing shall be in accordance with this Agreement and Acceptable Servicing Procedures, and, except as otherwise expressly provided in this Agreement, the Servicer shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration that the Servicer may deem necessary or desirable and consistent with the terms of this Agreement, including, without limitation, all action permitted or required to be taken under any related Primary Mortgage Insurance Policy or LPMI Policy. In servicing and administering the Mortgage Loans, the Servicer shall employ Acceptable Servicing Procedures, except that the Servicer shall employ the procedures set forth in this Agreement whenever the Acceptable Servicing Procedures conflict with the requirements under this Agreement (provided that in no event shall the Servicer act in conflict with any applicable federal, state and local laws, ordinances, rules or regulations). The Servicer shall at all times act in the best interests of the Owner in performing hereunder.

          (b) The documents comprising the Collateral File and the Credit File with respect to each Mortgage Loan serviced hereunder and that are delivered to the Servicer, together with all other documents with respect to each such Mortgage Loan that are prepared by or that come into the possession of the Servicer, shall immediately vest in the Owner and shall be held and maintained in trust by the Servicer at the will of the Owner and in a custodial capacity only for the sole purpose of servicing or supervising the servicing of the related Mortgage Loans. The documents comprising each Collateral File and each Credit File and all related documents that come into the possession of the Servicer and are so held by the Servicer shall be appropriately marked to clearly reflect the ownership interest of the Owner in such Collateral File and Credit File and related documents. The Servicer shall release its custody of any such documents only in accordance with written instructions from the Owner, unless such release is required as incidental to the Servicer's servicing of the Mortgage Loans or is in connection with a repurchase or substitution of any Mortgage Loan.

          (c) Subject to Section 2.17 of this Agreement and consistent with Acceptable Servicing Procedures, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if, in the Servicer's reasonable and prudent determination, such waiver, modification, variation, postponement or indulgence is in the best interests of the Owner; provided, however, that the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the related Maturity Date (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent). Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver on behalf of itself and the Owner all instruments of satisfaction, cancellation, full release, or partial release or discharge, and all other comparable instruments with respect to the Mortgage Loans and the Mortgaged Properties. If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

          (d) As to each ARM Loan, the Servicer shall make periodic Mortgage Interest Rate and Monthly Payment adjustments, as applicable, and execute and deliver all appropriate notices regarding the same, in strict compliance with Applicable Requirements. The Servicer shall establish procedures to monitor the Index in order to ensure that it uses the appropriate value for the Index in determining an interest rate change. If the Servicer fails to make a timely and correct Mortgage Interest Rate adjustment or Monthly Payment adjustment, the Servicer shall use its own funds, without any right of reimbursement therefore, to satisfy any shortage in the Mortgagor's Monthly

Payment for so long as such shortage continues. In the event the Index, as specified in the related Mortgage Note, becomes unavailable for any reason, the Servicer shall select an alternative index based on comparable information, in accordance with the terms of the Mortgage Note, and such alternative index shall thereafter be the Index for such Mortgage Loan. In such event, the Servicer shall also determine a new Gross Margin. The new Gross Margin shall be the difference between (x) the average of the original Index for the most recent three-year period that ends on the last date the original Index was available plus the Gross Margin on the last date the original Index was available and (y) the average of the new Index for the most recent three-year period that ends on that date (or if not available for such three-year period, for such time as it is available), rounded as provided in the Mortgage Note.

          (e) In connection with the servicing and administration of the Mortgage Loans and consistent with Acceptable Servicing Procedures and this Agreement, the Servicer shall have full power and authority to execute and deliver or cause to be executed and delivered on behalf of the Owner such instruments of assignment or other comparable instruments as the Servicer shall deem appropriate in order to register any Mortgage Loan on the MERS(R) System or cause the removal of any Mortgage Loan from registration on the MERS(R) System.

     SECTION 2.2. LIQUIDATION OF MORTGAGE LOANS

          (a) In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall proceed diligently to collect all payments due and shall take such action, including commencing foreclosure, as it shall reasonably deem to be in the best interests of the Owner.

          (b) Notwithstanding the foregoing provisions of this Section 2.2, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall neither (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, (ii) acquire possession of, nor (iii) take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Owner would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has either (x) obtained the written consent of the Owner, or (y) previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

               (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Owner to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

               (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Owner to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 2.2(b) shall be advanced by the Servicer as a Servicing Advance, subject to the Servicer's right to be reimbursed therefor from the Account and the Servicer's right to make a judgment about whether any such advance would be a Nonrecoverable Advance.

          (c) If the Servicer has (i) determined that it is in the best economic interest of the Owner to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, or (ii) obtained the written consent of the Owner, in each case as described above, then the Servicer shall take such action as it deems to be in the best economic interest of the Owner (or as otherwise directed by the Owner). The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer as a Servicing Advance, subject to the Servicer's right to be reimbursed therefor from the Account and the Servicer's right to make a judgment about whether any such advance would be a Nonrecoverable Advance.

     SECTION 2.3. COLLECTION OF MORTGAGE LOAN PAYMENTS

     Continuously from the related Closing Date until the principal and interest on all of the Mortgage Loans are paid in full, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable. With respect to those Mortgage Loans, if any, as to which the Servicer collects Escrow Payments, the Servicer shall ascertain or estimate annual ground rents, taxes, assessments, water rates, sewer rents, municipal charges, fire and hazard insurance premiums, condominium charges, Primary Mortgage Insurance Policy premiums and all other charges that, as provided in any Mortgage, shall become due and payable, to the end that the Escrow Payments payable by the Mortgagors shall be sufficient to pay such charges as and when they become due and payable. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note, Primary Mortgage Insurance Policy or otherwise or against any public or governmental authority with respect to a taking or condemnation) if in the Servicer's reasonable judgment the Servicer believes that the costs and expenses relating thereto would be Nonrecoverable Advances. The Servicer shall be entitled to be reimbursed from the Account for any costs, expenses or other liabilities incurred by the Servicer in connection with any such litigation. The Servicer's right to such reimbursement shall be prior to the Owner's right to such proceeds.

     SECTION 2.4. ESTABLISHMENT OF ACCOUNT; DEPOSITS IN ACCOUNT

          (a) The Servicer shall establish and maintain one or more Accounts (collectively, the "Account") entitled "Washington Mutual Bank, in trust for Merrill Lynch Mortgage Lending Inc., as Owner, and any successor Owner." The Account shall be an Eligible Account, established with an institution that is a Qualified Depository and maintained as a segregated account separate and apart from any of the Servicer's own funds and general assets. If the Account is established with an institution other than the Servicer, (i) the Account shall be evidenced by a letter agreement substantially in the form of EXHIBIT B attached hereto and (ii) the Servicer shall deliver a copy of such letter agreement to the Owner on or prior to the Closing Date.

          (b) The Servicer shall, upon receipt (and in all events by not later than the end of the second Business Day following receipt thereof), deposit in the Account and retain therein, the following payments and collections either received or made by the Servicer subsequent to the related Cut-off Date (other than payments due on or before such Cut-off Date), or otherwise allocable to a period subsequent to such Cut-off Date:

               (i) the principal portion of all Monthly Payments on the Mortgage Loans;

               (ii) the interest portion of all Monthly Payments on the Mortgage Loans less the Servicing Fee;

               (iii) all Principal Prepayments in Part and Principal Prepayments in Full;

               (iv) all Liquidation Proceeds;

               (v) all Insurance Proceeds, other than Insurance Proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with Applicable Requirements;

               (vi) all Condemnation Proceeds that are not released to the Mortgagor in accordance with the Owner's written consent or Applicable Requirements;

               (vii) any amount required to be deposited in the Account pursuant to Sections 2.4(d), 2.10, 2.12(c), 2.12(e) or 4.2(b);

               (viii) any amounts payable in connection with the repurchase of any Mortgage Loan and all amounts required to be deposited in connection with the substitution of any Mortgage Loan; and

               (ix) with respect to each Principal Prepayment in Full, an amount (to be paid by the Servicer out of its own funds without reimbursement therefor) that, when added to all amounts allocable to interest received in connection with such Principal Prepayment in Full, equals one month's interest on the amount of principal so prepaid at the Net Rate, provided, however, that the aggregate of deposits made by the Servicer pursuant to this clause (ix) in respect of any Monthly Remittance Date shall not exceed the Compensating Interest Cap.

          (c) The Servicer shall, no later than 24 hours prior to each Monthly Remittance Date, deposit in the Account all Monthly Advances.

          (d) The Servicer may cause the funds on deposit from time to time in the Account to be invested in Permitted Investments, which Permitted Investments shall mature not later than the

Business Day immediately preceding the next Monthly Remittance Date following the date such funds are invested. All Permitted Investments shall be made in the name of the Servicer or its nominee. All income and gain realized from any Permitted Investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The Servicer shall indemnify the Owner for any loss incurred in respect of any Permitted Investment by such Servicer, and the amount of such loss shall be deposited in the Account by the Servicer out if its own funds, without reimbursement therefor, no later than 72 hours after the Servicer has determined that a loss has been incurred in respect of any Permitted Investment.

     SECTION 2.5. PERMITTED WITHDRAWALS FROM THE ACCOUNT

     The Servicer may, from time to time, withdraw funds from the Account for the following purposes:

               (i) to make payments and distributions to the Owner in the amounts and in the manner provided for in Section 3.1, and to pay itself any unpaid Servicing Fees, unpaid REO Management Fees and other servicing compensation in accordance with Section 4.3;

               (ii) to reimburse itself for any unreimbursed Servicing Advances or Monthly Advances made with respect to any Mortgage Loan; provided that the Servicer's right to reimburse itself pursuant to this clause (ii) is limited to any Late Collections received by the Servicer with respect to such Mortgage Loan;

               (iii) to pay to itself any interest earned on funds deposited in the Account;

               (iv) to make any payment or reimburse itself for any amount pursuant to Sections 2.12(c), 2.12(e), 5.1(a) or 5.3;

               (v) to reimburse itself for any Monthly Advance or Servicing Advance previously made that it has determined to be a Nonrecoverable Advance;

               (vi) if there shall be amounts deposited in error or there shall be amounts deposited in the Account not required to be deposited therein, including the Servicing Fee and other servicing compensation, to withdraw such amount from the Account any provision herein to the contrary notwithstanding;

               (vii) to transfer funds to another Qualified Depository in accordance with Section 2.9; and

               (viii) to clear and terminate the Account upon the termination of this Agreement in accordance with Article 7.

     Section 2.6. Establishment of Escrow Account; Deposits in Escrow Account; Escrow Analysis

          (a) The Servicer shall segregate and hold separate and apart from any of its own funds and general assets all Escrow Payments collected and received pursuant to the Mortgage Loans and shall establish and maintain one or more Escrow Accounts (collectively, the "Escrow

Account"), in the form of time deposit or demand accounts, which may be interest bearing, entitled "Washington Mutual Bank, in trust for Merrill Lynch Mortgage Lending Inc., as Owner, and any successor Owner, and certain Mortgagors." The Escrow Account shall be an Eligible Account established with a Qualified Depository. If the Escrow Account is established with an institution other than the Servicer,(i) the Escrow Account shall be evidenced by a letter agreement substantially in the form of EXHIBIT C attached hereto and (ii) the Servicer shall deliver a copy of such letter agreement to the Owner on or prior to the Closing Date.

          (b) The Servicer shall, upon receipt (and in all events by not later than the end of the second Business Day following receipt thereof, or sooner if required by applicable law), deposit in the Escrow Account and retain therein:
(i) all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting timely payment of escrow items as required under the terms of this Agreement and (ii) all amounts representing proceeds of any hazard insurance policy that are to be applied to the restoration or repair of the related Mortgaged Property. The Servicer shall make withdrawals from the Escrow Account only in accordance with Section 2.7. The Servicer shall be entitled to retain any interest earned on funds deposited in the Escrow Account other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor without right of reimbursement therefor notwithstanding that the Escrow Account maintained by the Servicer may not bear interest or that the interest earned on such escrowed funds is insufficient for such purpose.

     Section 2.7. Permitted Withdrawals from the Escrow Account

     Withdrawals from the Escrow Account maintained by the Servicer may be made by the Servicer only (i) to effect timely payments of ground rents, taxes, assessments, sewer rents, municipal charges, water rates, insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer pursuant to Sections 2.8 and 2.10 with respect to a related Mortgage Loan, (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (iv) for transfer to the Account in accordance with the terms of this Agreement, (v) for restoration or repair of a Mortgaged Property, provided the provisions of Section 2.13 have been complied with, (vi) to pay to the Mortgagor, to the extent required by Applicable Requirements, interest on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to remove funds inadvertently placed in the Escrow Account by the Servicer, or (ix) to clear and terminate the Escrow Account upon the termination of this Agreement, in accordance with
Article 7.

     SECTION 2.8. PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES

     With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of property taxes, assessments and other charges that are or may become a lien upon the related Mortgaged Property, the status of Primary Mortgage Insurance and LPMI Policy premiums, if any, and the status of fire and hazard insurance coverage and flood insurance, all as required hereunder. If a Mortgage Loan requires Escrow Payments, the Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date in a manner consistent with

Acceptable Servicing Procedures, employing for such purpose deposits of the Mortgagor in the Escrow Account that shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. If a Mortgage Loan does not require Escrow Payments, or if there are insufficient funds in the related Escrow Account, the Servicer shall cause all such bills to be paid on a timely basis and shall from its own funds (if necessary) make a Servicing Advance for timely payment of all such bills. The Servicer shall monitor the payment status of such charges (including renewal premiums) by the related Mortgagor. The Servicer shall effect payment of such charges in a manner consistent with Acceptable Servicing Procedures and, in all events, prior to the foreclosure of any lien against the Mortgaged Property resulting from non-payment of such property taxes, assessments and other charges and prior to the termination of any such insurance coverage; provided that, the Servicer shall pay any late fee or penalty (without reimbursement therefore), which is payable due to any delay by the Servicer in paying any such property taxes, assessments and other charges; provided, further, that to the extent that the funds were not escrowed by the Servicer, if the Servicer is unable to recover such late fees or penalties from the Mortgagor, the Servicer shall be entitled to be reimbursed for all such late fees or penalties as a Nonrecoverable Advance pursuant to Section 2.5(v) of this Agreement.

     SECTION 2.9. TRANSFER OF ACCOUNTS

     The Servicer may, from time to time, transfer the Account or the Escrow Account to a different Qualified Depository. The Servicer shall notify the Owner of any such transfer ten (10) Business Days prior to transfer of such Account or Escrow Account.

     SECTION 2.10. MAINTENANCE OF HAZARD INSURANCE

          (a) The Servicer shall cause to be maintained for each Mortgage Loan serviced by it fire and hazard insurance with extended coverage customary in the area where the related Mortgaged Property is located, in an amount that is at least equal to the lesser of (i) 100% of the replacement value of the improvements securing the Mortgage Loan, or (ii) the Unpaid Principal Balance of the Mortgage Loan (so long as it equals 80% of the insurable value of the improvements); provided that in any case such amount shall be sufficient to prevent either the Mortgagor or the mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area that is identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance was then available), the Servicer shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, if such insurance is available. Such flood insurance shall be in an amount representing coverage not less than the least of (i) the Unpaid Principal Balance of the Mortgage Loan, (ii) the full insurable value of the improvements securing such Mortgage Loan and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended. The Servicer shall also maintain on each REO Property (x) fire and hazard insurance with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements that are a part of such property, (y) liability insurance and (z) to the extent required and available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies shall be paid over or applied by the Servicer in accordance with Applicable Requirements whether (i) for the restoration or repair of the Mortgaged Property, subject to the related Mortgage, (ii) for release to the Mortgagor, or (iii) for application in reduction of the Mortgage Loan, in which event such amounts shall be deposited in the Account, as provided in Section 2.4. It is understood and agreed that no earthquake or other additional insurance need be maintained by the Servicer on any Mortgage Loan or property acquired in respect of a Mortgage Loan, other than as required under applicable laws and regulations as shall at any time be in force. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty (30) days prior written notice to the Servicer of any cancellation, reduction in amount, or material change in coverage. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either the Mortgagor's insurance carrier or agent upon any policy renewal; provided, however, that upon any such policy renewal, the Servicer shall accept such insurance policies only from insurance companies that (A) have a rating of B:III or better in Best's Key Rating Guide or a financial performance index rating of 6 or better in Best's Insurance Reports and (B) are licensed to do business in the jurisdiction in which the related Mortgaged Property is located.

          (b) If the Servicer, as servicer for the benefit of the Owner, shall obtain and maintain a blanket policy that would meet the requirements of Fannie Mae or Freddie Mac if Fannie Mae or Freddie Mac were the purchaser of the Mortgage Loans, insuring against loss to the Owner as mortgagee from damage to any or all of the Mortgaged Properties, then, to the extent such blanket policy
(i) provides coverage, without coinsurance, in an amount equal to the aggregate outstanding Unpaid Principal Balance of the Mortgage Loans, (ii) otherwise complies with the requirements of Section 2.10(a) and (iii) contains a deductible not greater than $10,000, the Servicer shall be deemed conclusively to have satisfied its obligations under Section 2.10(a); provided, however, that if there shall have been one or more of such losses the Servicer shall deposit in the Account, as provided in Section 2.4, out of the Servicer's own funds and without reimbursement therefor, the difference, if any, between the amount that would have been payable under a policy complying with Section 2.10(a) and the amount paid under the blanket policy permitted under this Section 2.10(b). At the request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such policy and a statement from the insurer thereunder that such policy shall not be terminated or materially modified without thirty
(30) days' prior written notice to the Owner.

     SECTION 2.11. FIDELITY BOND; ERRORS AND OMISSIONS INSURANCE

     The Servicer shall maintain, at its own expense, with companies that meet the requirements of Fannie Mae or Freddie Mac, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees, agents and other persons acting in any capacity that would require such persons to handle funds, money, documents or papers relating to the Mortgage Loans (collectively, the "Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses relating to forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required under this Agreement and negligent acts of Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses relating to the release or satisfaction of a Mortgage without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.11 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The terms of any such fidelity bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae MBS Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Seller's and Servicer's Guide, as amended or restated from time to time. At the request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such fidelity bond and errors and omissions insurance policy and a statement from the surety and the insurer that such fidelity bond and errors and omissions insurance policy shall not be terminated or materially modified without thirty (30) days' prior written notice to the Owner.

     SECTION 2.12. TITLE, MANAGEMENT AND DISPOSITION OF REAL ESTATE OWNED

          (a) If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure ("REO Property"), the deed or certificate of sale shall be taken in the name of the Servicer as nominee for the Owner, or in the name of such Person or Persons designated by the Owner; provided, however, that
(i) the Owner shall not designate the Servicer as holder without the Servicer's prior written consent and (ii) such designated Person or Persons shall acknowledge in writing that such title is to be held as nominee for the Owner; provided, further, that in the event that, with respect to any Mortgaged Property, the taking of such deed or certificate of sale in the name of the Servicer as nominee for the Owner will invalidate any foreclosure action in any jurisdiction in which such Mortgaged Property is located, then such deed or certificate of sale shall be taken in the name of the Owner. The Servicer shall notify the Owner in the event that the Servicer shall take the deed or certificate of sale in the name of the Owner. The Owner shall indemnify and hold harmless the Servicer against any and all losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses (collectively, the "Losses") resulting from the defense of any claim against Servicer in any way related to the taking of such deed or certificate of sale in the name of the Servicer as nominee for the Owner; provided, however, that the Owner shall not be obligated to indemnify for Losses resulting from the Servicer's willful misconduct, bad faith or gross negligence in taking the deed or certificate of sale in the name of the Servicer as nominee for the Owner. The Servicer shall provide written notice to the Owner after any REO Property is acquired in foreclosure or by deed in lieu of foreclosure.

          (b) Subject to Section 2.17, the Servicer, shall manage, conserve, protect, and operate each REO Property solely for the purpose of its prompt disposition and sale. The Servicer shall either itself, or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in accordance with Acceptable Servicing Procedures. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interests of the Owner. If a REMIC election has been made with respect to the arrangement under which the related Mortgage Loan is held and the Servicer has been provided with reasonable advance notice of such REMIC election, the Servicer shall use commercially reasonable efforts to dispose of the REO Property as soon as practicable and shall sell such REO Property, in any event, within three (3) years after title has been taken to such REO Property (unless the Servicer determines, and gives the Owner appropriate notice that a longer period is necessary for the orderly liquidation of such REO Property). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Owner shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Owner in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC of the Owner to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Owner with respect to the imposition of any such taxes.

          (c) The Servicer shall collect all revenues arising from the operation of REO Property. The Servicer shall deposit, or cause to be deposited, all such revenues in the Account in accordance with Section 2.4. The Servicer may use all such revenues and, if any thereof have been deposited in the Account, withdraw such revenues therefrom as is necessary for the proper operation, management and maintenance of any REO Property, including, but not limited to, the cost of maintaining any hazard insurance pursuant to Section 2.10 and the fees of any managing agent acting on behalf of the Servicer.

          (d) The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage, liability insurance, and flood insurance in accordance with the provisions of Section 2.10.

          (e) The proceeds of sale of an REO Property shall be deposited in the Account in accordance with Section 2.4. The Servicer shall apply the sale proceeds of any REO Property (i) first to pay the expenses of such sale, (ii) second to reimburse itself for any related unpaid Servicing Fees, unpaid REO Management Fees and unreimbursed Servicing Advances and Monthly Advances with respect to that Mortgage Loan, and (iii) the balance to be distributed to the Owner. If the sale proceeds have been deposited in the Account, the Servicer may withdraw from the Account the amounts necessary to make such payments and reimbursements.

          (f) Upon request, with respect to any REO Property, the Servicer shall furnish to the Owner a statement covering the Servicer's efforts in connection with the sale of that REO Property and any rental of the REO Property incidental to the sale thereof for the previous month (together with an operating statement for such REO Property). Such statement shall be accompanied by such other information as the Owner shall reasonably request. The Servicer shall maintain separate accounting for each REO Property.

          (g) The Owner hereby constitutes and appoints the Servicer as its true and lawful attorney-in-fact, with full power and authority to sign, execute, acknowledge, deliver, file for record and record any instrument on its behalf and to perform such other act or acts as may be customarily and reasonably necessary and appropriate to effectuate the transactions contemplated by this
Section 2.12, in each case as fully as the Owner might or could do. The Owner ratifies and confirms each action that the Servicer, as such attorney-in-fact, shall lawfully take or cause to be taken by authority hereof. Third parties without actual notice may rely upon the exercise of the power granted under this power of attorney, and may be satisfied that this power of attorney shall continue in full force and effect and has not been revoked unless this Agreement is terminated as provided herein. If requested by the Servicer, the Owner shall furnish the Servicer with any instrument or document necessary or appropriate to evidence or confirm the power of attorney granted in this Section 2.12(g), including one (1) or more separate instruments or documents in recordable form for recordation in any jurisdiction in which any Mortgaged Property is located.

          (h) Notwithstanding anything to the contrary contained in this Agreement, the Owner may, at the Owner's sole option, terminate the Servicer as servicer of any REO Property without payment of any termination fee, provided that the Servicer shall on the date said termination takes effect be reimbursed for any unreimbursed advances of the Servicer's funds made pursuant to Section
2.16 and any unreimbursed Servicing Advances and Servicing Fees in each case relating to the Mortgage Loan underlying such REO Property. In the event of any such termination, the provisions of Section 9.1 shall apply to said termination and the transfer of servicing responsibilities with respect to such REO Property to the Owner or its designees.

     SECTION 2.13. APPLICATION OF PROCEEDS OF INSURANCE TO REPAIR OR RESTORATION

     The Servicer shall collect the proceeds from all policies of insurance required to be maintained pursuant to Section 2.10 with respect to all losses that may occur. The Servicer may remit such proceeds to the Mortgagor for the restoration or repair of the related property and shall otherwise take such actions in connection with such restoration and repair in a manner consistent with Acceptable Servicing Procedures.

     Section 2.14. Inspections

     The Servicer shall conduct inspections of the Mortgaged Properties at such times and in a manner consistent with Acceptable Servicing Procedures and shall maintain a written report of all such inspections. In addition, the Servicer shall conduct an inspection of Mortgaged Property if the related Mortgage Loan is delinquent, in accordance with Acceptable Servicing Procedures or as may be required by any related insurer.

     Section 2.15. Maintenance of Primary Mortgage Insurance Policies and LPMI Policies; Collections Thereunder

     The parties acknowledge that, as of the Closing Date, not all Mortgage Loans purchased on such Closing Date are covered by Primary Mortgage Insurance or LPMI Policy. In the event that any Mortgage Loans are covered by a Primary Mortgage Insurance Policy or LPMI Policy on the related Closing Date or subsequently become covered by a Primary Mortgage Insurance Policy or LPMI Policy, the provisions set forth below shall apply.

          (a) The Servicer shall maintain in full force and effect any Primary Mortgage Insurance Policy or LPMI Policy covering a Mortgage Loan serviced by the Servicer and shall withdraw the Pool Policy Fee with respect to such Mortgage Loan from the Custodial Account in order to pay the premium thereon on a timely basis. The Servicer shall cause the premium for any such Primary Mortgage Insurance Policy or LPMI Policy to be paid on a timely basis and shall from its own funds, if necessary, make a Servicing Advance to pay the premium on a timely basis. Any such Servicing Advance shall be subject to reimbursement pursuant to the provisions of Section 2.5. The Servicer shall not cancel or refuse to renew any such Primary Mortgage Insurance Policy or LPMI Policy in effect on the related Closing Date, unless cancellation or non-renewal is required by applicable law or regulation. The Servicer shall not take any action or fail to take any action that would result in non-coverage under any applicable Primary Mortgage Insurance Policy or LPMI Policy of any loss that, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.1, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy or LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions that may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy or LPMI Policy. If such Primary Mortgage Insurance Policy or LPMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy or LPMI Policy as provided above.

          (b) As part of its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims under any Primary Mortgage Insurance Policy or LPMI Policy in a timely fashion in accordance with the terms thereof and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy or LPMI Policy respecting a defaulted Mortgage Loan.

     Section 2.16. Monthly Advances by the Servicer

          (a) Not later than the close of business on the Business Day preceding each Monthly Remittance Date, the Servicer shall deposit in the Account an amount equal to all payments not previously advanced by the Servicer of principal and interest at the Net Rate that were due on the Mortgage Loan and
(i) not received as of the close of business on the related Determination Date (whether or not deferred) and (ii) not due on or prior to the related Cut-off Date (the aggregate of all such amounts, the "Monthly Advance"). In lieu of making all or a portion of any Monthly Advance, the Servicer may cause to be made an appropriate entry in its records relating to the Account that funds in such account, including but not limited to any amounts received in respect of scheduled principal and interest on any Mortgage Loan due after the related Due Period for the related Monthly Remittance Date, have been used by the Servicer in discharge of its obligation to make any such Monthly Advance. Any funds so applied shall be replaced by the Servicer by deposit, in the manner set forth above, in the Account no later than the close of business on the Business Day immediately preceding the next Monthly Remittance Date to the extent that funds in the Account on such date are less than the amounts required to be distributed on such Monthly Remittance Date. The Servicer shall be entitled to be reimbursed from the Account for all Monthly Advances of its own funds made pursuant to this Section as provided in Section 2.5.

          (b) The obligation of the Servicer to make such Monthly Advances is mandatory, and, with respect to any Mortgage Loan or REO Property, shall continue through the earlier of (i) the date on which a Final Recovery Determination in connection with such Mortgage Loan is made and (ii) the due date of the last Monthly Payment due prior to the payment in full of such Mortgage Loan.

          (c) Notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made hereunder by the Servicer if such Monthly Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Monthly Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate delivered to the Owner.

     SECTION 2.17. COMPLIANCE WITH REMIC PROVISIONS

     If the Servicer has received written notice from the Owner that a REMIC election has been made with respect to the arrangement under which any Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC, or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

     SECTION 2.18. OWNER TO COOPERATE; RELEASE OF COLLATERAL FILES

     If, at any time prior to termination of this Agreement, the Servicer shall require the use of any Collateral File (or any portion thereof) to perform its servicing activities as set forth in this Agreement, the Owner, within five (5) Business Days following the receipt of the written request of the Servicer in the form of EXHIBIT A hereto (or within such shorter period as may be necessary for the Servicer to perform its obligations hereunder in compliance with all Acceptable Servicing Procedures), shall release or shall cause the Custodian to release such Collateral File, or portion thereof, to the Servicer. Within five
(5) Business Days following the receipt of the Servicer's request therefor (or, within such shorter period as may be necessary for the Servicer to perform obligations hereunder in compliance with all Acceptable Servicing Procedures), the Owner shall execute and deliver to the Servicer, in the form supplied to the Owner by the Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to perform the servicing activities with respect to any Mortgage Loan, including the foreclosure or sale in respect of any Mortgaged Property, the commencement and prosecution of any legal action to enforce the related Mortgage Note and Mortgage and the defense of any legal action or counterclaim filed against the Owner or the Servicer. The Servicer may execute and deliver any or all of such pleadings or documents on behalf of the Owner pursuant to the power of attorney granted pursuant to Section 2.12(g).

                                   ARTICLE 3.

                              PAYMENTS TO THE OWNER

     SECTION 3.1. DISTRIBUTIONS

          (a) On each Monthly Remittance Date, the Servicer shall distribute to the Owner all amounts credited to the Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Account pursuant to Section 2.5, plus all Monthly Advances deposited in the Account prior to such Monthly Remittance Date pursuant to Section 2.4, minus (i) any amounts attributable to Principal Prepayments received after the last day of the Due Period immediately preceding the related Monthly Remittance Date and
(ii) any amounts
attributable to Monthly Payments collected but due on a Due Date(s) subsequent to the preceding Determination Date.

          (b) All distributions made to the Owner on each Monthly Remittance Date shall be made to the Owner of record, based on the Mortgage Loans owned and held by the Owner. All distributions shall be made by wire transfer of immediately available funds to the account of the Owner at a bank or other entity having appropriate facilities therefor, if the Owner shall have so notified the Servicer, or by check mailed to the address of the Owner. Distributions on each Monthly Remittance Date may be made by more than one (1) wire transfer or check, as the case may be.

          (c) With respect to any remittance received by the Owner on or after the second Business Day following the Business Day on which such payment was due, the Owner shall send written notice thereof to the Servicer. The Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to Prime plus one percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Owner on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. The payment by the Servicer of any such interest, or the failure of the Owner to notify the Servicer of such interest, shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

     SECTION 3.2. REPORTS

          (a) On or before each Monthly Remittance Date, the Servicer shall provide to the Owner or its designee by means of an electronic or other agreed upon medium, with respect to the Due Period immediately preceding such Monthly Remittance Date, the data set forth below on an individual loan basis:

               (i)  mortgage loan number;

               (ii) interest rate;

               (iii) pending rate;

               (iv) scheduled principal and interest payment;

               (v)  scheduled principal;

               (vi) gross interest;

               (vii) curtailment collected;

               (viii) curtailment adjustment;

               (ix) PIF principal;

               (x)  PIF interest difference;

               (xi) ARM Index;

               (xii) pending Index;

               (xiii) ending scheduled balance;

               (xiv) investor loan number;

               (xv) Servicing Fee Rate;

               (xvi) due date;

               (xvii) yield rate;

               (xviii) beginning balance;

               (xix) ending balance;

               (xx) beginning scheduled balance;

               (xxi) principal collected;

               (xxii) scheduled net interest;

               (xxiii) scheduled buydown;

               (xxiv) Servicing Fee collected; and

               (xxv) remittance amount.

The Servicer may submit the foregoing information in more than one (1) report. The Servicer shall endeavor to accommodate requests for additional data regarding the Mortgage Loans or alternative means for delivering such reports provided that the Servicer shall not be obligated to deliver any such data or reports if, in the Servicer's judgment, it imposes undue expense or is unduly burdensome to the Servicer; provided further that the Servicer shall agree to deliver such reports, information or documentation if at Owner's cost and expense.

          (b) Upon reasonable advance notice in writing,and at the Owner's expense, the Servicer shall provide to any Owner that is a savings and loan association, a bank, an insurance company or other regulated or supervised entity reports and access to information and documentation regarding the Mortgage Loans and the transactions contemplated hereby sufficient to permit the Owner to comply with the applicable regulations of relevant regulatory or supervisory authorities with respect to its investment in the Mortgage Loans and Owner's internal and third-party audit requirements.

          (c) The Servicer shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide Owner with such information concerning the Mortgage Loans as is necessary for Owner to prepare its federal income tax return as Owner may reasonably request from time to time. In addition, not more than 120 days after the end of each calendar year, the Servicer shall furnish to each Person who was an Owner at any time during such calendar year an annual statement in accordance with the requirement of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

     SECTION 3.3. DELINQUENCY AND FORECLOSURE STATEMENTS

     The Servicer shall provide a monthly statement of delinquents and a delinquency report on all Mortgage Loans more than 30 days delinquent. The Servicer shall also provide a monthly statement regarding foreclosure status.

                                   ARTICLE 4.

                     GENERAL SERVICING PROCEDURE; COVENANTS;
                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.1. ASSUMPTION AGREEMENTS

          (a) The Servicer shall use Acceptable Servicing Procedures to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold, whether by absolute conveyance or by contract of sale and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note, provided that in accordance with the terms of the Mortgage Note, the Servicer may permit an assumption (i) if the Servicer reasonably believes it is unable under Applicable Requirements to enforce such "due-on-sale" clause, or
(ii) if the enforcement of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy or LPMI Policy, if any. In connection with any such assumption, the related Mortgage Interest Rate, the Unpaid Principal Balance and the term of the Mortgage Loan may not be changed. If an assumption is allowed pursuant to this Section 4.1(a), the Servicer is authorized, at the Servicer's discretion, to prepare a substitution of liability agreement to be entered into by the Owner and the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement. If an assumption fee is collected by the Servicer for entering into an assumption agreement the entire amount of such fee may be retained by the Servicer as additional servicing compensation.

          (b) The Servicer shall follow Acceptable Servicing Procedures with respect to any such assumption or substitution of liability (taking into account the Servicer's then current underwriting guidelines applicable to mortgage loans of the same type as the related Mortgage Loan). The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner a copy of any such substitution of liability or assumption agreement, which document shall be added to the related Collateral File and shall for all purposes be considered a part of such Collateral File to the same extent as all other documents and instruments constituting a part thereof.

     SECTION 4.2. SATISFACTION OF MORTGAGES AND RELEASE OF COLLATERAL FILES

          (a) Upon the payment in full of any Mortgage Loan or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall prepare the appropriate documents and instruments required to satisfy or release the lien of the Mortgage in accordance with applicable state law requirements. The Servicer, promptly and within the applicable legal deadlines appropriate to process the satisfaction or release, shall notify the Custodian of such event.

          (b) The Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage. In the event the Servicer grants a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage, the Servicer, upon becoming aware of the foregoing, shall remit to the Owner the Unpaid Principal Balance of the related Mortgage Loan plus accrued and unpaid interest by deposit thereof in the Account pursuant to Section 2.4. The Owner shall assign the related Mortgage and endorse the related Mortgage Note to the Servicer and shall do all things necessary to transfer ownership of the Mortgage Loan to the Servicer. The Servicer shall maintain the Fidelity Bond as provided for in Section 2.11 protecting and insuring the Servicer against, losses sustained with respect to any Mortgage Loan satisfied or released other than in accordance with the procedures set forth herein.

          (c) The Owner shall, within five (5) Business Days following receipt of any request from the Servicer (or within such shorter period as is necessary for the Servicer to perform its obligations hereunder in compliance with all Acceptable Servicing Procedures) deliver or cause the Custodian to deliver to the Servicer the Collateral File (or any portion thereof) required by the Servicer to process any satisfaction or release of any Mortgage pursuant to this
Section 4.2. In addition, if any Mortgage Loan has been paid in full and the Owner has recorded the related Assignment of Mortgage designating the Owner as the holder of record of the Mortgage, the Servicer shall prepare and deliver to the Owner, together with a request for execution, the documents and instruments necessary to satisfy or release the lien of the Mortgage. The Owner shall, within five (5) Business Days following its receipt of any such request, send to the Servicer the fully-executed documents that were prepared and requested by the Servicer. In the event that applicable state law requires that a satisfaction or release be recorded within a shorter time period than the foregoing procedure permits, the Servicer shall advise the Owner accordingly and shall use commercially reasonable efforts to ensure that the lien of the Mortgage is released or satisfied in accordance with applicable state law requirements, and the Owner shall assist therewith by, to the extent reasonably practicable, returning to the Servicer the required portion of the Collateral File and, if applicable, the executed satisfaction and release documents and instruments within the time periods reasonably specified by the Servicer.

          (d) If a Mortgage Loan that has been paid in full is a MERS Loan, the Servicer may cause the removal of such Mortgage Loan from registration on the MERS(R) System and execute and deliver, on behalf of the Owner, any and all related instruments of satisfaction or release. No expense incurred in connection with the delivery of any instrument of satisfaction or deed or reconveyance shall be chargeable to the Account or the Owner.

     SECTION 4.3. SERVICING COMPENSATION

     The Servicer shall be entitled to pay itself a Servicing Fee for each Mortgage Loan serviced hereunder. The obligation of the Owner to pay such Servicing Fee is limited to, and payable solely from, the interest portion of the Monthly Payments and Late Collections collected by the Servicer with respect to the related Mortgage Loan. Additional servicing compensation in the form of non-sufficient funds check fees, assumption fees, conversion fees, other related administrative fees, late payment charges, Prepayment Charges and other similar types of ancillary fees and charges that are actually received by the Servicer may be retained by the Servicer to the extent not required to be deposited into the Account pursuant to the terms of this Agreement. In addition to the Servicing Fee payable hereunder, the Servicer shall be entitled to pay itself an REO Management Fee for each REO Property managed by the Servicer or its agent. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for in this Agreement. Any Late Collections shall be applied by the Servicer in the following order of priority: (i) first to pay the expenses incurred in connection with collection of such Late Collections, (ii) second to reimburse itself for any related unpaid Servicing Fees, unpaid REO Management Fees and unreimbursed Servicing Advances and Monthly Advances and (iii) the balance to be distributed to the Owner.

     SECTION 4.4. STATEMENTS AS TO COMPLIANCE

          (a) Not later than March 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), the Servicer will deliver to the Owner and, with respect to any Mortgage Loans subject to a Pass-Through Transfer, each other Person entitled to receive servicing reports provided pursuant to Section 3.2(a) an Officer's Certificate for the prior calendar year, beginning with the calendar year ending December 31, 2005, stating (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

          (b) Not later than March 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), with respect to any Mortgage Loans subject to a Pass-Through Transfer, the Servicer will deliver to the Owner and each other Person entitled to receive servicing reports provided pursuant to
Section 3.2(a) an Officer's Certificate for the prior calendar year, beginning with the calendar year ending December 31, 2005, in substantially the form of EXHIBIT D to this Agreement.

          (c) The Servicer agrees to indemnify and hold harmless each of the Owner, each other Person entitled to receive servicing reports provided pursuant to Section 3.2(a), each Person, if any, who "controls" the Owner or such other Person within the meaning of the Securities Act of 1933, as amended, and their respective officers, directors and employees against any and all losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Servicer to deliver or cause to be delivered when required any Officer's Certificate required pursuant to Section 4.4(a) or Section 4.4(b), or the accountants' statement and copy of the Management Assertion required pursuant to Section 4.5, or (ii) any material misstatement or omission in any certification pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002 and Rules 13a-14 and 15d-14 promulgated by the Securities and Exchange Commission thereunder made in reliance on any material misstatement or omission contained in any Officer's Certificate provided pursuant to Section 4.4(a) or Section 4.4(b) or (iii) any material misstatement or omission contained in the Management Assertion delivered in accordance with
Section 4.5. If the indemnification provided for herein is unavailable or insufficient to hold harmless any person indemnified pursuant to this Section 4.4(c) ("Indemnitee"), then the Servicer agrees that it shall contribute to the amount paid or payable by the Indemnitee as a result of the losses, claims, damages or liabilities of the Indemnitee arising out of clause (i), (ii) or
(iii) of the preceding sentence in such proportion as is appropriate to reflect the relative fault of the Indemnitee on the one hand and the Servicer on the other.

          (d) For purposes of paragraph (c), "third party claims" shall include claims brought against an Indemnitee by any agent or affiliate of such Indemnitee where such claims arise out of, or are based on, (A) the failure of the Servicer to deliver or cause to be delivered when required any Officer's Certificate required pursuant to Section 4.4(a) or Section 4.4(b) or the accountant's statement and Management Assertion when required pursuant to
Section 4.5 or (B) any material misstatement or omission in any certification pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002 and Rules 13a-14 and 15d-14 promulgated by the Securities and Exchange Commission thereunder made in reliance on any material misstatement or omission contained in any Officer's Certificate provided pursuant to Section 4.4(a) or Section 4.4(b), or (C) any material misstatement or omission contained in the Management Assertion delivered in accordance with Section 4.5.

     SECTION 4.5. ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT

     Not later than March 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), the Servicer will (i) at its expense, cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish to the Owner and, with respect to any Mortgage Loans subject to a Pass-Through Transfer, each other Person entitled to receive servicing reports provided pursuant to Section 3.2(a), a statement to the effect that, based on an examination conducted by such firm in compliance with the Uniform Single Attestation Program for Mortgage Bankers ("USAP"), the assertion of management of the Servicer regarding compliance with the minimum servicing standards identified in the USAP (the "Management Assertion") is fairly stated in all material respects, except for
(A) such exceptions as such firm shall believe to be immaterial, and (B) such other exceptions as shall be set forth in such statement or such Management Assertion, and (ii) furnish to the Owner and each other Person entitled to receive servicing reports provided pursuant to Section 3.2(a) a separate copy of the related Management Assertion, which shall be in the same form as provided to the firm of independent public accountants referred to in clause (i) of this paragraph.

     SECTION 4.6. OWNER'S RIGHT TO EXAMINE SERVICER RECORDS, ETC.

          (a) The Owner shall have the right, at its expense, to (i) examine and audit the Servicer's books of account, records, reports and other papers relating to (x) the performance by the

Servicer of its obligations and duties under this Agreement, or (y) the Mortgage Loans, (ii) make copies and extracts therefrom and (iii) discuss the affairs, finances, and accounts of the Servicer relating to such performance with the Servicer's officers and employees, all at such times and places, and with such frequency, as may be reasonably requested.

          (b) The Servicer shall provide to the Owner and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Owner, including without limitation the OTS, the FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Servicer that is required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours, at the offices of the Servicer and in accordance with any applicable regulations.

     SECTION 4.7. COOPERATION

     The Servicer and the Owner shall cooperate fully with one another and their respective counsel and other representatives and advisors in connection with the steps required to be taken as part of their respective obligations under this Agreement.

     SECTION 4.8. CONSENTS AND APPROVALS

     The Servicer shall timely obtain, at its sole cost and expense, the consents and approvals required by law or pursuant to contract to consummate the transactions contemplated hereby. All such consents shall be obtained without any cost or expense to the Owner and shall be obtained without any adverse modification in the terms of any of the agreements relating to the Mortgage Loans or the imposition of any burdensome provisions or conditions on the Owner.

                                   ARTICLE 5.

                                  THE SERVICER

     SECTION 5.1. INDEMNIFICATION; THIRD PARTY CLAIMS

          (a) (i) The Servicer agrees to indemnify and hold harmless the Owner against any and all losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses resulting from the defense of any claim against the Owner by a third party in any way related to the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement; provided, however, the Servicer shall not be liable hereunder with respect to (A) any action or inaction resulting from the written direction or consent of the Owner, (B) any action or inaction resulting from the Owner's failure to cause any Collateral File (or portion thereof) to be released to the Servicer pursuant to Sections 2.18 or 4.2(c), or (C) any action or inaction resulting from the Owner's failure to comply with Section 5.1(b) or
Section 5.6, or (D) any indirect, special or consequential damages, losses, costs or expenses incurred by Owner. (ii) The Servicer shall notify the Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans that the Servicer determines in its good faith judgment will materially affect the Owner's interest in such Mortgage Loans. The Servicer shall assume (with the written consent of the Owner) the defense of any such claim and, subject to clause (iii) of this Section 5.1, pay all reasonable expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree that may be entered against the Servicer or the Owner in respect of such claim. The Servicer shall follow any written instructions received from the Owner in connection with any such claim. The Servicer shall have the right to reimburse itself from the Account for all expenses, advances and liabilities incurred by the Servicer in respect of any such claim (whether or not the Servicer has assumed the defense thereof), except when the claim (x) is related to the Servicer's obligations to indemnify the Owner pursuant hereto, (y) results from the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement, or (z) results from the Servicer's willful misconduct, bad faith or negligence in performing its duties under this Agreement. (iii) If the Owner receives service of a summons or other first legal process, the Servicer shall not be liable for any costs or expenses pursuant to the indemnity in this Section 5.1 unless the Owner provides written notice to the Servicer that describes the nature of the claim within a reasonable time after service of such summons or other first legal process upon the Owner; provided, however, that the Owner's failure to notify the Servicer pursuant to this paragraph shall not relieve the Servicer from any liability that the Servicer may have to the Owner otherwise than on account of this indemnity. The Servicer shall not be required to indemnify any person for any settlement of any claim effected without the Servicer's consent, which consent shall not be unreasonably withheld.

          (b) With respect to any Mortgage Loan, if the Owner records or causes to be recorded the related Assignment of Mortgage designating the Owner as the holder of record of the Mortgage in the appropriate public recording office of the jurisdiction in which the related Mortgaged Property is located, and the Owner, in its capacity as the holder of record, receives written notice of any action with respect to the related Mortgage or Mortgaged Property, the Owner shall promptly send a copy of such notice to the Servicer in accordance with
Section 9.8. The Servicer shall have no liability to the Owner for claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, or any other costs or expenses, that result from the Owner's failure to comply with the provisions set forth in this paragraph.

     SECTION 5.2. SERVICER COVENANTS; MERGER OR CONSOLIDATION OF THE SERVICER

          (a) The Servicer covenants that, subject to Section 5.2(b), it shall keep in full force and effect its existence, rights and franchises as a corporation and its status as a Fannie Mae or Freddie Mac approved servicer in good standing.

          (b) Any Person into which the Servicer may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to all, or substantially all, of the business or assets of the Servicer (whether or not related to loan servicing), shall be the successor of the Servicer hereunder, without the execution or filing of any paper, or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Servicer shall not be a party to any such merger, consolidation or conversion, or sell or otherwise dispose of all, or substantially all, of its business or assets, unless the successor or surviving Person shall be an institution that is a Fannie Mae or Freddie Mac approved servicer in good standing and a member of MERS in good standing. In addition, the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000 and (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans.

     SECTION 5.3. LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS

     The Servicer and the directors, officers, employees or agents of the Servicer shall not be under any liability to the Owner (i) for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, (ii) for errors in judgment made in good faith, (iii) for any action or inaction in accordance with the written direction or consent of the Owner,
(iv) for any action or inaction resulting from the Owner's failure to cause any Collateral File (or portion thereof) to be released to the Servicer pursuant to Sections 2.18 or 4.2(c), or (v) for any action or inaction resulting from the Owner's failure to comply with Section 5.1(b) or Section 5.6; provided, however, this provision shall not protect the Servicer against any breach of warranties or representations made herein, any failure to perform its obligations in accordance with any standard of care set forth in this Agreement (unless in accordance with the written direction or consent of the Owner) or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind that appears, on its face, to be properly executed and submitted by any Person respecting any matters arising hereunder. Subject to Section 5.1(a), the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that may result in any expense or liability to the Servicer; provided, however, that the Servicer may, with the written consent of the Owner, undertake any such action that it may deem necessary or desirable with respect to this Agreement and the rights, duties, and the interests of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities for which the Owner shall be liable and the Servicer shall be entitled to be reimbursed therefor from the Account, unless any such costs or liabilities shall result from the negligence, bad faith or willful misfeasance of the Servicer in performing such action.

     SECTION 5.4. SERVICER NOT TO RESIGN

     The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the determination that such Servicer's duties hereunder are no longer permissible under Applicable Requirements and such incapacity cannot be cured by such Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner. No such resignation shall become effective until a successor that satisfies the requirements set forth in Section 9.1 has assumed the Servicer's responsibilities and obligations hereunder in accordance with such Section.

     SECTION 5.5. TRANSFER OF SERVICING

     The Servicer acknowledges that the Owner has entered into this Agreement in reliance upon the adequacy of the Servicer's servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 5.5, the Servicer shall not either assign this Agreement or any of the servicing rights or obligations hereunder except (i) in connection with a merger or consolidation permitted under Section 5.2(b), or (ii) with the prior written consent of the Owner, which consent shall not be unreasonably withheld or delayed.

     SECTION 5.6. TRANSFER OF MORTGAGE LOANS

          (a) The Owner shall have the right, without the consent of the Servicer, to assign its interest under this Agreement with respect to any Mortgage Loans; provided, however, that (i) the Owner shall give the Servicer written notice fifteen (15) days (unless otherwise mutually agreed) prior to any such assignment of its interest under this Agreement and (ii) in connection with any Pass-Through Transfer or Whole Loan Transfer, the Owner shall comply with the provisions of Section 8.1(a) hereof. The Owner shall also have the right to designate any Person to exercise the rights of Owner hereunder to the extent provided in Section 8.2 of this Agreement. In any such case, all references to the Owner shall be deemed to include such assignee.

          (b) The Servicer shall keep books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any Person with respect to this Agreement or any Mortgage Loan unless the books and records show such person as the owner of such Mortgage Loan. Upon receipt of a written notice from the Owner of any assignment of any Mortgage Loan, the Servicer shall mark its books and records to reflect the ownership of such Mortgage Loan by such assignee.

     SECTION 5.7. REPRESENTATIONS AND WARRANTIES OF THE SERVICER

     The Servicer hereby represents and warrants to the Owner as of the related Closing Date as follows:

          (a) The Servicer is a federally chartered savings bank, duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted. The Servicer has the corporate power and authority to enter into, execute and deliver this Agreement and all documents and instruments executed and delivered pursuant hereto and to perform its obligations in accordance therewith. The execution, delivery and performance of this Agreement by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement evidences the valid, binding and enforceable obligations of the Servicer, subject as to enforcement, (i) to bankruptcy, insolvency, receivership, conservatorship, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

          (b) No consent, approval, authorization, or order of any court or governmental agency or body relating to the transactions contemplated by this Agreement is required as to the Servicer or, if required, such consent, approval, authorization, or order has been obtained.

          (c) The consummation of the transactions contemplated by this Agreement, including without limitation the fulfillment of, or compliance with, the terms and conditions of this

Agreement, are in the ordinary course of business of the Servicer and shall not
(i) result in the breach of any term or provision of the charter or by-laws of the Servicer, (ii) result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any material agreement, indenture, loan or credit agreement, or other instrument to which the Servicer or its property is subject, or (iii) result in the violation of any law, rule, regulation, order, judgment, or decree to which the Servicer or its property is subject.

          (d) There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened against the Servicer that, either in any one instance or in the aggregate, is likely (in the Servicer's judgment), to result in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or that would adversely affect the validity of this Agreement, or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to materially impair the ability of the Servicer to perform its obligations hereunder.

          (e) The Servicer is an approved servicer of mortgage loans for Fannie Mae and Freddie Mac, in good standing. No event has occurred, including but not limited to a change in insurance coverage, that would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements.

          (f) The Servicer is a member of MERS in good standing. The Servicer shall comply in all material respects with the rules and procedures of MERS in connection with the servicing of each MERS Loan for as long as each such Mortgage Loan is registered on the MERS(R) System.

                                   ARTICLE 6.

                                     DEFAULT

     SECTION 6.1. EVENTS OF DEFAULT

     In case one or more of the following Events of Default by the Servicer shall occur and be continuing:

               (i) any failure by the Servicer to remit to the Owner when due any payment required to be made under the terms of this Agreement, which failure continues unremedied for a period of three (3) Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Servicer, from the Owner; or

               (ii) any failure by the Servicer to duly observe or perform, in any material respect, any other covenant, obligation or agreement of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; or

               (iv) the Servicer shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all, or substantially all, of the Servicer's property; or

               (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (vi) the Servicer shall fail to be an approved servicer of mortgage loans for Fannie Mae and Freddie Mac in good standing; or

               (vii) the Servicer shall attempt to assign this Agreement or the servicing responsibilities hereunder in contravention of this Agreement;

               (viii) failure by the Servicer to duly perform within the required time period, its obligations under Sections 4.4 and 4.5, which failure continues unremedied after the Certification Cure Deadline;

               (ix) failure by the Servicer to be in compliance with the "doing business" or licensing laws of any jurisdiction where a Mortgaged Property is located;

then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer (in each such instance, the "Defaulted Servicer"), may, in addition to whatever rights the Owner may have at law or equity, including injunctive relief and specific performance, commence termination of all of the rights and obligations of the Defaulted Servicer under this Agreement pursuant to Section 7.2, and may exercise any and all other remedies available at law or at equity. Upon receipt by the Defaulted Servicer of such written notice from the Owner stating the intent to terminate the Defaulted Servicer as servicer under this Agreement as a result of such Event of Default, all authority and power of the Defaulted Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to
Section 9.1. Upon written request from the Owner, the Defaulted Servicer shall, at its sole expense, prepare, execute, and place in such successor's possession or control all Collateral Files and Credit Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, all of which shall be undertaken immediately and shall be completed as soon as possible and in all events by not later than forty-five
(45) days following the Owner's request therefor. The Defaulted Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Defaulted Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor of all cash amounts that have been credited by the Defaulted Servicer to the Account or the Escrow Account at the time of transfer, and all other amounts that may thereafter be received with respect to the Mortgage Loans and to which the Defaulted Servicer is not entitled pursuant to the terms of this Agreement.

     SECTION 6.2. WAIVER OF DEFAULTS

     The Owner may waive any default by the Defaulted Servicer in the performance of its obligations hereunder and its consequences. Any such waiver must be in writing to be effective. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall, unless otherwise specified in such waiver, be deemed to have been remedied for every purpose of this Agreement unless the Defaulted Servicer fails to comply with the terms of such waiver. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

     SECTION 6.3. SURVIVAL OF CERTAIN OBLIGATIONS AND LIABILITIES OF THE DEFAULTED SERVICER

     The representations, warranties, covenants, indemnities and agreements of the parties provided in this Agreement and the parties' obligations hereunder shall survive the execution and delivery and the termination or expiration of this Agreement. Notwithstanding any termination of the rights and obligations of the Servicer pursuant to this Article 6, the Defaulted Servicer shall remain liable for any actions of the Defaulted Servicer taken prior to the effective time of such termination.

                                   ARTICLE 7.

                                   TERMINATION

     SECTION 7.1. TERMINATION OF AGREEMENT

     This Agreement shall terminate upon either (i) the later of the distribution to the Owner of final payment or liquidation with respect to the last Mortgage Loan subject to this Agreement and each REO Property or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan subject to this Agreement and the remittance of all funds due hereunder, or (ii) the mutual written consent of the parties.

     SECTION 7.2. TERMINATION OF THE SERVICER UPON UNREMEDIED EVENT OF DEFAULT

     The Owner may, at its sole option, following an unremedied Event of Default and in accordance with Section 6.1, terminate any rights the Servicer may have hereunder. The Owner, with full cooperation of the Servicer, shall arrange for the transfer of servicing, at the Owner's option, to the Owner or a third party successor servicer pursuant to Section 9.1, and the Servicer shall continue servicing the Mortgage Loans under this Agreement, for the Servicing Fee provided herein, until the Owner gives the Servicer notice of such transfer.

                                   ARTICLE 8.

                 WHOLE LOAN TRANSFERS AND PASS-THROUGH TRANSFERS

     SECTION 8.1. WHOLE-LOAN TRANSFERS OR PASS-THROUGH TRANSFERS

          (a) The Owner and the Servicer agree that in connection with any Whole Loan Transfer or Pass-Through Transfer, the Owner may, in its sole discretion, upon fifteen (15) calendar days prior written notice to the Servicer, assign its rights under this Agreement with respect to some or all of the Mortgage Loans subject to such Whole Loan Transfer or Pass-Through Transfer provided that no such Whole Loan Transfer or Pass-Through Transfer may be effected by Owner or any of its permitted assignees with respect to the Mortgage Loans if, as a result thereof: (i) more than three (3) investors would own Mortgage Loans in such Loan Pool at any one time; provided, that the Purchaser's completion of a Clean-Up Transfer (as defined below) shall not be counted for purposes of this subclause (i); (ii) the Owner or its designee shall fail to use commercially reasonable efforts to provide the Servicer with initial drafts of all documents for which the Servicer is requested to become a party in connection with such Whole Loan Transfer or Pass-Through Transfer at least ten (10) days prior to the related settlement date (the "Subsequent Transfer Settlement Date"); (iii) the Owner or its designee shall fail to use commercially reasonable efforts to provide the Servicer with a final list of the Mortgage Loans subject to such Whole Loan Transfer or Pass-Through Transfer at least two (2) Business Days prior to the related Subsequent Transfer Settlement Date; (iv) no Mortgage Loan shall be subject to more than one (1) Whole Loan Transfer or Pass-Through Transfer in any given Due Period; (v) the related Subsequent Transfer Settlement Date occurs on or prior to the related Servicing Cut-Off Date; or (vi) any single investor would own Mortgage Loans having an aggregate unpaid principal balance immediately following such Whole Loan Transfer or Pass-Through Transfer of less than $5,000,000; provided, that the Purchaser may complete one Whole Loan Transfer or Pass-Through Transfer with a pool having an aggregate unpaid principal balance of less than $5,000,000 (such transfer a "Clean-Up Transfer").

          (b) The Owner shall reimburse the Servicer for all reasonable out-of-pocket expenses, including attorneys' fees, incurred by the Servicer in connection with any Whole Loan Transfer or Pass-Through Transfer.

          (c) In connection with each Whole Loan Transfer or Pass-Through Transfer permitted under Section 8.1(a), the Servicer shall: (i) provide the Owner with information and appropriate verification of information in its possession or control as may reasonably be necessary in order to effect such Whole Loan Transfer or Pass-Through Transfer (and, to the extent any such information is in the possession or control of any third party, use commercially reasonable efforts to cause such third party to provide such information); and
(ii) cooperate with all reasonable requests and due diligence procedures not otherwise addressed herein.

          (d) With respect to any Pass-Through Transfer completed prior to January 1, 2006 and permitted under Section 8.1(a) herein in which a prospectus, prospectus supplement or other disclosure document (a "Disclosure Document") is prepared in connection therewith, and in which at least 10% of the mortgage loans in the related transaction consist of Mortgage Loans, the Servicer shall:

               (i) provide for inclusion as part of such Disclosure Document (A) the regulatory status of the Servicer and its affiliates and (B) delinquency and foreclosure information of the type typically provided by the Servicer in connection with mortgage loans originated by the Servicer and securitized by third parties (the information referred to in this sentence, in the form provided to the Owner, being "Servicer's Information"); and

               (ii) (A) indemnify and hold harmless the transferee under any permitted Pass-Through Transfer, the Owner and each Person, if any, who "controls" such transferee, if any, or the Owner within the meaning of the Securities Act of 1933, as amended (an "Owner Indemnified Party"), against any losses, claims, damages or liabilities to which such Owner Indemnified Party may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon any untrue statement of any material fact contained in the Servicer's Information or (y) arise out of or are based upon the omission to state in such Servicer's Information a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and
(B) reimburse each Owner Indemnified Party for any legal or other expenses reasonably incurred by such Owner Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action. The Servicer agrees to execute an indemnification agreement reasonably acceptable to Servicer in connection with any Pass-Through Transfer containing the foregoing indemnity; and

               (iii) execute an assignment, assumption and recognition agreement reasonably acceptable to the Servicer and the Owner; provided, that (A) any servicing reporting requirements must be consistent with the standard practices of the Servicer and reasonably acceptable to the Master Servicer, and (B) each of the parties to such assignment, assumption and recognition agreement (including the Master Servicer) negotiates in good faith any terms or conditions in such assignment, assumption and recognition agreement not specifically referenced or provided for under this Agreement.

          (e) With respect to any Pass-Through Transfer completed prior to January 1, 2006 and permitted under Section 8.1(a) herein in which all or substantially all of the mortgage loans in the related transaction consist of Mortgage Loans, the Servicer shall:

               (i) execute and deliver a pooling and servicing agreement containing terms and conditions that are consistent with the terms and conditions set forth herein and that are customary for public, rated transactions for the issuance of pass-through certificates backed by mortgage loans similar to the Mortgage Loans included in such Pass-Through Transfer, provided, that (A) any servicing reporting requirements must be consistent with the standard practices of the Servicer and (B) each of the parties to such pooling and servicing agreement negotiates in good faith any terms or conditions in such pooling and servicing agreement not specifically referenced or provided for under this Agreement; and

               (ii) provide Owner with opinions of counsel as to the Servicer's corporate authority and the enforceability of the pooling and servicing agreement against the Servicer, audit letters addressing the delinquency and foreclosure statistics of the Servicer and certificates from public officials, each in a form reasonably acceptable to the Purchaser, it being understood that the cost of any opinions of outside counsel that may be required herein, shall be the responsibility of the Purchaser.

          (f) With respect to any Whole Loan Transfer or Pass-Through Transfer in which a Disclosure Document is prepared in connection therewith, the Owner shall:

               (i) provide the Servicer with all drafts of the Servicer's Information when produced and revise the Servicer's Information in accordance with the Servicer's comments to correct any information therein at the Owner's cost; and

               (ii) (A) indemnify and hold harmless the Servicer against any losses, claims, damages or liabilities to which the Servicer may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon any untrue statement of any material fact contained in such Disclosure Document (other than an untrue statement of material fact contained in the Servicer's Information), or (y) arise out of or are based upon the omission to state in such Disclosure Document a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (unless the material fact omitted would constitute Servicer's Information) and (B) reimburse the Servicer for any legal or other expenses reasonably incurred by the Servicer in connection with investigating or defending any such loss, claim, damage, liability or action. The Owner agrees to execute an indemnification agreement reasonably acceptable to Owner in connection with any Pass-Through Transfer containing the foregoing indemnity.

          (g) With respect to any Mortgage Loan that is the subject of a Pass-Through Transfer on or after January 1, 2006, in connection with the Owner's preparation of a Disclosure Document, the Servicer shall deliver disclosures relating to the Servicer, or the Mortgage Loans that the Servicer reasonably determines, after good faith negotiation with the Purchaser, to be required to be delivered by the Servicer pursuant to Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended ("Regulation AB"). The Servicer shall indemnify the Owner Indemnified Party for such disclosure as provided in Section 8.1(d)(ii).

          (h) With respect to any Mortgage Loan that is the subject of a Pass-Through Transfer on or after January 1, 2006, in connection with the servicing of such Mortgage Loan, the Servicer shall deliver the reports, statements and certifications required to be delivered by the Servicer under Regulation AB with respect to such Pass-Through Transfer.

     SECTION 8.2. DESIGNATION OF A MASTER SERVICER

          (a) Notwithstanding anything to the contrary contained in this Agreement, the Owner shall have the right, in its sole discretion, upon (i) thirty (30) days' prior written notice to the Servicer with respect to any Portfolio Mortgage Loans or (ii) fifteen (15) days' prior written notice to the Servicer with respect to any permitted Whole Loan Transfer or Pass-Through Transfer, to appoint and designate a master servicer (the "Master Servicer"), as master servicer of Mortgage Loans. Upon receipt of written notice of such appointment, the Servicer shall promptly enter into a servicing agreement (a "Reconstituted Servicing Agreement") to service the Mortgage Loans for the Master Servicer in accordance with the Master Servicer's requirements; provided, however, that the

Servicer shall be under no obligation to enter into any Reconstituted Servicing Agreement unless the obligations and duties of the Servicer as a subservicer thereunder (i) are not materially different from than those set forth herein,
(ii) do not cause undue burden on the Servicer, (iii) do not expand in any material respect any of the obligations, duties or liabilities of the Servicer hereunder and (iv) will not result in any increased cost to the Servicer. If the Servicer and the Master Servicer enter into a Reconstituted Servicing Agreement, the Servicer shall service the Mortgage Loans, and remit and report to the Master Servicer, in accordance with the terms of the Reconstituted Servicing Agreement and, to the extent inconsistent therewith, the servicing provisions set forth in this Agreement shall be superseded by the Reconstituted Servicing Agreement. If the Servicer and the Master Servicer do not enter into a Reconstituted Servicing Agreement, the Servicer shall service the Mortgage Loans, and remit and report to the Master Servicer, in accordance with the terms of this Agreement.

          (b) Upon appointment of a Master Servicer in accordance with Section 8.2(a), the Servicer shall correspond and communicate solely with the Master Servicer regarding the servicing of the Mortgage Loans. The Master Servicer shall have the right as designee of the Owner to enforce the covenants and conditions set forth in this Agreement, and the Servicer shall follow and shall be entitled to rely on the instructions of the Master Servicer under this Agreement as if such instructions were the instructions of the Owner. The Master Servicer shall have the right to give any waivers or consents required or allowed under this Agreement on behalf of the Owner, and the Servicer shall be entitled to rely on such waivers and consents as if such waivers or consents were the waivers or consents of the Owner. The Master Servicer is empowered to enter into and execute and deliver any amendments or modifications to this Agreement as the Owner's designee hereunder, and such amendments or modifications shall be binding upon the Owner as if the Owner had executed and delivered the same.

          (c) Upon receipt of notice of termination of the Master Servicer, the Servicer shall no longer deal with the Master Servicer and shall instead deal directly with the Owner. From and after receipt of such notice of termination of the Master Servicer, the Servicer shall service the applicable Mortgage Loans in accordance with the provisions of this Agreement and shall give no effect to any Master Servicing Agreement entered into with the Master Servicer.

     SECTION 8.3. SERVICER'S PURCHASE RIGHT

     If, at any time, the aggregate Unpaid Principal Balance of any Mortgage Loans serviced hereunder and retained by the Owner ("Portfolio Loans") is less than or equal to one percent (1%) of the Unpaid Principal Balance of such Portfolio Loans as of the related Closing Date, the Servicer may elect, in its sole discretion, to purchase such Portfolio Loans. The purchase price of Mortgage Loans purchased by the Servicer pursuant to this Section 8.3 shall equal the lesser of (i) the aggregate fair market value of such Mortgage Loans at the time of purchase by the Servicer and (ii) the aggregate Unpaid Principal Balance of such Mortgage Loans, plus the amount of interest on such Unpaid Principal Balance at the applicable Net Rate from the date to which interest has last been paid and distributed to the Owner to, and including, the last day of the month in which such purchase occurs.


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

                                   ARTICLE 9.

                            MISCELLANEOUS PROVISIONS

     SECTION 9.1. SUCCESSOR TO THE SERVICER

          (a) Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 5.4, 6.1, 7.1, or 7.2, the Owner shall either (i) succeed to and assume all of the Servicer's responsibilities, rights, duties, and obligations under this Agreement from and after the date of such succession, or (ii) appoint a successor to the Servicer that shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties, and liabilities under this Agreement. If the Servicer's duties, responsibilities, and liabilities under this Agreement shall be terminated pursuant to any of the foregoing Sections, the Servicer shall discharge such duties and responsibilities with the same degree of diligence and prudence that it is obligated to exercise under this Agreement, from the date it acquires knowledge of such termination until the effective date thereof.

          (b) The Servicer shall promptly deliver to its successor (i) the funds in the Account and the Escrow Account to which the Owner is entitled pursuant to the terms of this Agreement and all other amounts that may thereafter be received with respect to the Mortgage Loans and to which the Servicer is not entitled pursuant to the terms of this Agreement and (ii) all Collateral Files and Credit Files and related documents and statements held by it hereunder. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

          (c) Upon a successor's acceptance of appointment as such, the Owner shall notify the Servicer of such appointment.

          (d) Notwithstanding any termination pursuant to this Agreement, the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such termination, whether in respect of (i) unreimbursed Servicing Advances or Monthly Advances, (ii) unpaid Servicing Fees or REO Management Fees, or (iii) other servicing compensation, and shall continue to be entitled to the benefits of Section 5.3 notwithstanding any such termination, with respect to events occurring prior to such termination.

     SECTION 9.2. AMENDMENT

     This Agreement may be amended from time to time solely by written agreement signed by each of the parties.

     Section 9.3. Recordation of Agreement; Perfection of Security Interest; Further Assurances

          (a) To the extent necessary under applicable law to protect the interests of the Owner, this Agreement, or a memorandum thereof, is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Servicer's expense.

          (b) The Servicer agrees to execute or cause to be executed such documents and take or cause to be taken such actions as may be necessary to effect the intent of this Agreement, including, without limitation, the execution and delivery of instruments of further assurance and the execution and delivery of such other documents, and the taking of such other actions, as may be reasonably requested by the Owner.

     Section 9.4. Duration of Agreement

     This Agreement shall continue in existence and effect until terminated as herein provided.

     SECTION 9.5. GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law.

     SECTION 9.6. GENERAL INTERPRETIVE PRINCIPLES

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

               (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

               (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Agreement;

               (iv) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

               (v) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

               (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

     SECTION 9.7. REPRODUCTION OF DOCUMENTS

     This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers, and modifications that may hereafter be executed, (ii) documents received by any party on any Closing Date, and (iii) financial statements, certificates, and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic, or other similar process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business. Any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     SECTION 9.8. NOTICES

     All demands, notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt (x) in the case of any notice of an Event of Default, if mailed by registered mail, postage prepaid and (y) in the case of any other demand, notice, consent, waiver or other communication, if personally delivered, mailed by registered mail, postage prepaid, delivered by air courier or sent by facsimile to:

               (i) in the case of the Servicer, at the address set forth below or such other address as may hereafter be furnished to the Owner in writing by the Servicer:

     Washington Mutual Bank
     19850 Plummer St. (Mail Stop N070205)
     Chatsworth, CA 91311
     Attention: Vice President, Investor Reporting
     Telephone: (818) 775-2278
     Facsimile: (818) 775-2819

               (ii) in the case of the Owner, at the address set forth below, or such other address as may hereafter be furnished to the Servicer by the Owner:

     Merrill Lynch Mortgage Lending Inc.
     4 World Financial Center
     9th Floor
     New York, NY 10080
     Attention: Asset Management
     Telephone: (212) 449-1437
     Facsimile: (212) 738-1110
and in the case of any subsequent Owner, as set forth in written notice supplied to the Servicer by such subsequent Owner.

     Notwithstanding the foregoing any demand, notice, consent, waiver or communication (other than those referred to in clause (x) above) may be given by any other means if the parties hereto agree to such alternative means in writing.

     SECTION 9.9. SEVERABILITY OF PROVISIONS

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or the rights of the Owner hereunder. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a new structure, the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

     SECTION 9.10. EXHIBITS AND SCHEDULES

     The exhibits and schedules to this Agreement are hereby incorporated and made an integral part of this Agreement.

     SECTION 9.11. COUNTERPARTS; SUCCESSORS AND ASSIGNS

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Sections 5.4, 5.5, 5.6, 6.1,
7.1 and 8.1, this Agreement shall inure to the benefit of and be binding upon the Servicer, the Owner and their respective successors and assigns.

     SECTION 9.12. EFFECT OF HEADINGS

     The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     SECTION 9.13. OTHER AGREEMENTS SUPERSEDED; ENTIRE AGREEMENT

     This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement also replaces and supercedes, with respect to each Mortgage Loan, as of the related Closing Date, all of the terms and conditions of any other servicing agreement to which the Servicer is bound that purports to govern the servicing of any such Mortgage Loan. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

     Section 9.14. Attorneys' Fees

     If either party retains an attorney to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees from the other party, including, without limitation, fees incurred in arbitration and in trial and appellate courts, fees incurred without suit, and all arbitration, court and accounting costs.

     Section 9.15. Confidential Information

     Each party understands that certain information that has been furnished and shall be furnished in connection with the transactions contemplated under this Agreement is required by applicable law (including, without limitation, the Gramm-Leach-Bliley Act and the regulations promulgated thereunder) to be kept confidential. Each party shall maintain the confidentiality of such information and shall not, without the written consent of the party furnishing such information, disclose it to third parties or use it except in connection with the transactions contemplated by this Agreement or as permitted by applicable law.

     Section 9.16. Nonsolicitation

     The Servicer covenants and agrees that it shall not take any action to solicit the refinancing of any Mortgage Loan following the date hereof or provide information to any other entity to solicit the refinancing of any Mortgage Loan; provided that, the foregoing shall not preclude the Servicer or any of its affiliates from (a) engaging in general solicitations to its customer base, including by mass mailing or as part of monthly or periodic statements mailed to its borrowers or to holders of deposit or other accounts, which are not specifically directed toward the Mortgagors, (b) engaging in solicitations to the general public including without limitation by mass mailing, newspaper, radio, television or other media which are not specifically directed toward the Mortgagors, (c) engaging in solicitations of optional insurance or other bank products (not including mortgage loans), (d) refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts the Servicer to request the refinancing of the related Mortgage Loan, or (e) engaging in any action to solicit the refinancing of any Mortgage Loan to the extent such action would be permitted under the Fannie Mae Selling Guide or the Fannie Mae Servicing Guide.

                               [signatures follow]

     TO WITNESS THIS, the Servicer and the Owner have caused their names to be signed to this Servicing Agreement by their respective officers duly authorized as of the day and year first written above.

     SERVICER:

                                        WASHINGTON MUTUAL BANK
                                        a federally chartered savings bank


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     OWNER:

                                        MERRILL LYNCH MORTGAGE LENDING INC.
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

              FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

To:  [Name/Address of Owner]
     Attention: ________________________
                Telephone: _____________
                Facsimile: _____________

     Re: Servicing Agreement dated as of __________, 200_ (the "Servicing Agreement") between [_______________________________] (the "Owner")
          and Washington Mutual Bank (the "Servicer")

     In connection with the administration of the Mortgage Loans that we service on your behalf pursuant to the Servicing Agreement, we request the release, and acknowledge receipt of the Collateral File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address and Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents: (check one)

     ___  1.   Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection therewith have been credited to the Account as provided in the Servicing Agreement.)

     ___  2.   Mortgage Loan in foreclosure.

     ___  3.   Repurchase. (The Servicer hereby certifies that the repurchase price has been credited to the Account.)

     ___  4.   Mortgage Loan liquidated by ______________.
               (The Servicer hereby certifies that all proceeds of the foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Account pursuant to the Servicing Agreement.)

     ___  5.   Other (Explain): _______________________

     If box 1, 2 or 3 above is checked, and if all or part of the Collateral File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

     If box 4 or 5 above is checked, upon our return of all of the above documents to you, please acknowledge your reception by signing in the space indicated below and returning this form.

                                        WASHINGTON MUTUAL BANK


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Acknowledgment of Documents
returned to the Owner:

MERRILL LYNCH MORTGAGE LENDING INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------

                                    EXHIBIT B

                            ACCOUNT LETTER AGREEMENT

                                                         _______________, ______

To: ____________________________
    ____________________________
    ____________________________
    ____________________________
         (the "Depository")

     As the "Servicer" under the Servicing Agreement dated as of _________________, 200_, between the Servicer and the Owner named therein (the "Agreement"), we hereby authorize and request you to establish an account, as an Account pursuant to Section 2.4 of the Agreement, to be designated as "Washington Mutual Bank, in trust for ______________________, as Owner, and any successor Owner." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit that would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     The undersigned, as the "Depository," hereby certifies that the above-described account has been established under Account Number
_________________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.

                                        ----------------------------------------
                                        (Name of Depository)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT C

                         ESCROW ACCOUNT LETTER AGREEMENT

                                                       ____________________, ___

To: ____________________________
    ____________________________
    ____________________________
    ____________________________
         (the "Depository")

     As the "Servicer" under the Servicing Agreement dated as of _________________, 200_, between the Servicer and the Owner named therein (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 2.6 of the Agreement, to be designated as "Washington Mutual Bank, FA, in trust for ___________________________, as Owner, and any successor Owner, and certain Mortgagors." All deposits in the account pursuant to the Agreement shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit that would result in violation of the requirement that the account by fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     The undersigned, as the "Depository," hereby certifies that the above-described account has been established under Account Number
_________________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.

                                        ----------------------------------------
                                        (Name of Depository)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT D

                          FORM OF OFFICER'S CERTIFICATE

     I, [name of certifying individual], a duly elected and acting officer of Washington Mutual Bank (the "Servicer"), certify pursuant to Section 4.4(b) of the Servicing Agreement dated as of ___________, 200_ (as from time to time amended or replaced by a reconstituted servicing or other successor servicing agreement, the "Servicing Agreement") between the Servicer and [_________________________] (the "Owner") to the Owner and each other Person entitled to receive servicing reports provided pursuant to Section 3.2(a) of the Servicing Agreement (the "Servicing Reports"), each Person, if any, who "controls" the Owner or such other Person within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the "Relevant Year"), as follows:

     1. For purposes of this Certificate, "Relevant Information" means the information in the certificate provided pursuant to Section 4.4(a) of the Servicing Agreement (the "Annual Compliance Certificate") for the Relevant Year and the information in all Servicing Reports provided by the Servicer during the Relevant Year. Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year.

     2. The Relevant Information has been provided to those Persons entitled to receive it.

     3. I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement during the Relevant Year. Based upon the review required by the Servicing Agreement and except as disclosed in the Annual Compliance Certificate or the accountants' statement provided pursuant to
Section 4.5, to the best of my knowledge, the Servicer has fulfilled its obligations under the Servicing Agreement throughout the Relevant Year.

DATED as of ________ __. 200_.

                                        ----------------------------------------

                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT E

                             CONTENTS OF CREDIT FILE

     With respect to each Mortgage Loan, unless otherwise agreed by the Servicer and the Owner, the Credit File may include each of the following items, which such items may be originals, copies or documents stored on microfilm or any other comparable medium:

          1.   Survey of the Mortgaged Property, if available.

          2. Each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy (i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.).

          3. Evidence of a hazard insurance policy and, if required by law, a flood insurance policy, with extended coverage of the hazard insurance policy.

          4. Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

          5.   Residential loan application.

          6. Verification of employment and income (if required pursuant to the seller's underwriting criteria).

          7. Verification of acceptable evidence of source and amount of down payment (to the extent required under the seller's underwriting guidelines).

          8.   Credit report on the Mortgagor(s) if applicable.

          9.   Residential appraisal report.

          10.  Photograph(s) of the property.

          11.  Executed disclosure statement.

          12. Tax receipts, insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, correspondence, current and historical computerized data files, underwriting standards used for origination, and all other papers and records developed or originated by the applicable seller or others required to document the Mortgage Loan or to service the Mortgage Loan.

          13. The policy of title insurance, including any endorsements thereto.

          14.  The executed Power of Attorney, if any.

          15.  The original Primary Mortgage Insurance Policy, if any.

                                    EXHIBIT F

                         FORM OF CONFIRMATION AGREEMENT

     This Confirmation Agreement (the "Confirmation Agreement") dated as of __________, 200_ is by and between Washington Mutual Bank, FA, a savings bank organized under the laws of the United States, in its capacity as servicer (the "Servicer"), and __________, a __________, and its successors and assigns, in its capacity as owner (the "Owner").

     Reference is made to that certain Servicing Agreement (the "Servicing Agreement"), dated as of _________, 200_, among the Servicer and the Owner, the provisions of which are incorporated herein, as such terms may be modified or supplemented. All capitalized terms shall have the meanings ascribed to them in the Servicing Agreement, unless otherwise defined here.

     1. As of the Closing Date (defined below), Washington Mutual Bank, FA shall service the Mortgage Loans described on the Mortgage Loan Schedule attached hereto as Schedule 1 (each a "Mortgage Loan," and collectively, the "Mortgage Loans") for the benefit of the Owner and all subsequent transferees of the Mortgage Loans in accordance with the terms and conditions of the Servicing Agreement. The parties to this Confirmation Agreement hereby acknowledge and agree that, with respect to each Mortgage Loan, the terms and conditions of the Servicing Agreement shall replace and supercede, as of the Closing Date (defined below), all of the terms and conditions of any other servicing agreement to which the Servicer is bound that purports to govern the servicing of any such Mortgage Loan.

     2. For purposes of the Mortgage Loans to be serviced pursuant to this Confirmation Agreement, the following terms shall have the following meanings:

     Closing Date:         [__________________]

     Custodian:            [__________________]

     Cut-off Date:         [__________________]

     Servicing Fee Rate:   [__________________]

     3. This Confirmation Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Confirmation Agreement shall inure to the benefit of and be binding upon the Servicer, the Owner and their respective successors and assigns.

     4. This Confirmation Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law.

     TO WITNESS THIS, the parties have caused their names to be signed by their respective duly authorized officers as of the date first written above.

                                        WASHINGTON MUTUAL BANK, FA
                                        a federally chartered savings bank


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MERRILL LYNCH MORTGAGE LENDING INC.

                                        a _______________________

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE 1

                                 MORTGAGE LOANS
                                [TO BE ATTACHED]


                             Schedule 1 to Exhibit F

                                   SCHEDULE I

                                 MORTGAGE LOANS
                                [TO BE ATTACHED]

                             Mortgage Loan Schedule
                                   Schedule I